1940 Act File No.811-08519

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    X
                                                                -------

    Amendment No.   13  ....................................       X
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                             FEDERATED CORE TRUST

              (Exact Name of Registrant as Specified in Charter)

                          Federated Investors Funds
                             5800 Corporate Drive
                     Pittsburgh, Pennsylvania 15237-7000
                   (Address of Principal Executive Offices)

                                (412) 288-1900
                       (Registrant's Telephone Number)

                          John W. McGonigle, Esquire
                          Federated Investors Tower
                             1001 Liberty Avenue
                     Pittsburgh, Pennsylvania 15222-3779
                   (Name and Address of Agent for Service)
              (Notices should be sent to the Agent for Service)


                                   Copies To:

Matthew G. Maloney, Esquire
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L. Street, NW
Washington, DC 20037






Federated Core Trust





Prospective Investor ____________________             Copy #
--------------------







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



Federated Prime Pool

August 25, 2005













Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222


Do Not Copy or Circulate


Federated Core Trust


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Federated Prime Pool






CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
------------------------------------------------------------------------------

August 25, 2005

A Confidential Statement of Additional Information (SAI) with respect to Federated Prime Pool (Portfolio), a portfolio of Federated Core Trust, with the same date has been filed with the Securities and Exchange Commission
(SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, and are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio will be offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. It is anticipated that at least initially, shares of the portfolio will be available only to funds or accounts managed by the Portfolio's investment adviser or its affiliates.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This Confidential Private Offering Memorandum has been prepared on a confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                             Federated Prime Pool
                     A Portfolio of Federated Core Trust
                   CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                    Part A
               (information required in a Offering Memorandum)

                               August 25, 2005
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Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete and execute the Subscription Agreement and deliver it to the Portfolio's Transfer Agent.

Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Related Risks


INVESTMENT OBJECTIVE
The Portfolio is a money market fund that seeks to maintain a stable net asset value (NAV) of $1.00 per Share. The Portfolio's investment objective is to provide current income consistent with stability of principal and liquidity. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this offering memorandum.

INVESTMENT STRATEGY
The Portfolio invests primarily in a portfolio of high-quality, fixed-income securities issued by banks, corporations and the U.S. government, maturing in 397 days or less. The Portfolio will have a dollar-weighted average portfolio maturity of 90 days or less. The Portfolio's investment adviser (Adviser) actively manages the Portfolio, seeking to limit the credit risk taken by the Portfolio and to select investments with enhanced yields. A description of the various types of securities in which the Portfolio principally invests, and their risks, immediately follows the strategy discussion. The Adviser performs a fundamental credit analysis to develop an approved list of issuers and securities that meet the Adviser's standard for minimal credit risk. The Adviser monitors the credit risks of all portfolio securities on an ongoing basis by reviewing periodic financial data and ratings of nationally recognized statistical rating organizations (NRSROs).

The Adviser targets a dollar-weighted average portfolio maturity range based upon its interest rate outlook. The Adviser formulates its interest rate outlook by analyzing a variety of factors, such as current and expected U.S. economic growth; current and expected interest rates and inflation; and the Federal Reserve Board's monetary policy. The Adviser structures the portfolio by investing primarily in variable rate instruments and commercial paper to achieve a limited barbell structure. In this structure, the maturities of the Portfolio's investments tend to be concentrated towards the shorter and longer ends of the maturity range of the Portfolio's investments, rather than evenly spread across the range. The Adviser generally adjusts the portfolio's dollar-weighted average maturity by increasing or decreasing the maturities of the investments at the longer end of the barbell. The Adviser generally shortens the portfolio's maturity when it expects interest rates to rise and extends the maturity when it expects interest rates to fall. This strategy seeks to enhance the returns from favorable interest rate changes and reduce the effect of unfavorable changes.


SECURITIES AND TECHNIQUES

FIXED-INCOME SECURITIES
Fixed-income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time. The following describes the types of fixed-income securities in which the Portfolio may principally invest:

Corporate Debt Securities
Corporate debt securities are fixed-income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most prevalent types of corporate debt securities. The Portfolio may also purchase interests in bank loans to companies.

COMMERCIAL PAPER
Commercial paper is an issuer's obligation with a maturity of less than nine months. Companies typically issue commercial paper to pay for current expenditures. Most issuers constantly reissue their commercial paper and use the proceeds (or bank loans) to repay maturing paper. If the issuer cannot continue to obtain liquidity in this fashion, its commercial paper may default.

DEMAND INSTRUMENTS

Demand instruments are corporate debt securities that the issuer must repay upon demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The Portfolio treats demand instruments as short-term securities, even though their stated maturity may extend beyond one year.


Bank Instruments
Bank instruments are unsecured interest bearing deposits with banks. Bank instruments include, but are not limited to, bank accounts, time deposits, certificates of deposit and banker's acceptances.

Asset-Backed Securities
Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed-income assets (including other fixed-income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of commercial paper, notes or pass-through certificates.

Agency Securities
Agency securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation, and Washington Metropolitan Area Transit Authority Bonds.
Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Student Loan Marketing Association, and Tennessee Valley Authority in support of such obligations.
A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation, and Resolution Funding Corporation.
Investors regard agency securities as having low credit risks, but not as low as Treasury securities. The Portfolio treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.

Insurance Contracts
Insurance contracts include guaranteed investment contracts, funding agreements and annuities. The Portfolio treats these contracts as fixed-income securities.

Municipal Securities
Municipal securities are issued by states, counties, cities and other political subdivisions and authorities.

Foreign Securities
Foreign securities are securities of issuers based outside the United States. The Portfolio considers an issuer to be based outside the United States if:
o it is organized under the laws of, or has a principal office located in, another country;
o     the principal trading market for its securities is in another country;
      or
o it (or its subsidiaries) derived in its most current fiscal year at least 50% of its total assets, capitalization, gross revenue or profit from goods produced, services performed, or sales made in another country.
Along with the risks normally associated with domestic securities of the same type, foreign securities are subject to risks of foreign investing.

CREDIT ENHANCEMENT
The Portfolio may invest in securities that have credit enhancement. Credit enhancement consists of an arrangement in which a company agrees to pay amounts due on a fixed-income security if the issuer defaults. In some cases the company providing credit enhancement makes all payments directly to the security holders and receives reimbursement from the issuer. Normally, the credit enhancer has greater financial resources and liquidity than the issuer. For this reason, the Adviser usually evaluates the credit risk of a fixed-income security based solely upon its credit enhancement.
Common types of credit enhancement include guarantees, letters of credit, bond insurance and surety bonds. Credit enhancement also includes arrangements where securities or other liquid assets secure payment of a fixed income security. If a default occurs, these assets may be sold and the proceeds paid to security's holders. Either form of credit enhancement reduces credit risks by providing another source of payment for a fixed income security.



REPURCHASE AGREEMENTS
Repurchase agreements are transactions in which the Portfolio buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting the Portfolio's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Portfolio will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.
  Repurchase agreements are subject to credit risks.

INVESTING IN SECURITIES OF OTHER INVESTMENT COMPANIES
The Portfolio may invest its assets in securities of other investment companies, as an efficient means of carrying out its investment policies and managing its uninvested cash. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolio in shares of other investment companies may be subject to such duplicate expenses. The Portfolio will limit its investment in other investment companies to not more than 3% of the total outstanding voting stock of any investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general.


INVESTMENT RATINGS

The securities in which the Portfolio invests must be rated in one of the two highest short-term rating categories by one or more NRSROs or be deemed by the Adviser to be of comparable quality to securities having such ratings.


INVESTMENT RISKS


Interest Rate Risk
Prices of fixed-income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed-income securities fall. However, market factors, such as the demand for particular fixed-income securities, may cause the price of certain fixed-income securities to fall while the prices of other securities rise or remain unchanged.
  Interest rate changes have a greater effect on the price of fixed-income securities with longer maturities. Money market funds try to minimize this risk by purchasing short-term securities.



Credit Risk
Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, the Portfolio will lose money. Money market funds try to minimize this risk by purchasing higher quality securities.
  Many fixed-income securities receive credit ratings from NRSROs such as Standard & Poor's and Moody's Investors Service. These NRSROs assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher perceived credit risk. Credit ratings do not provide assurance against default or other loss of money. If a security has not received a rating, the Portfolio must rely entirely on the Adviser's credit assessment.
  Credit risk includes the possibility that a party to a transaction involving the Portfolio will fail to meet its obligations. This could cause the Portfolio to lose the benefit of the transaction or prevent the Portfolio from selling or buying other securities to implement its investment strategy.

Sector Risks
A substantial part of the Portfolio's portfolio may be comprised of securities issued by finance companies or companies with similar characteristics. In addition, a substantial part of the portfolio may be comprised of securities credit enhanced by banks or companies with similar characteristics. As a result, the Portfolio will be more susceptible to any economic, business, political or other developments that generally affect these entities. Developments affecting finance companies, banks or companies with similar characteristics might include changes in interest rates, changes in the economic cycle affecting credit losses and regulatory changes.

Risks of Foreign Investing
Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

Share Ownership Concentration Risks
A majority of the Portfolio's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Portfolio simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Portfolio's investment strategies which could have adverse consequences for the Portfolio and other shareholders (e.g., by requiring the Portfolio to sell investments at inopportune times or causing the Portfolio to maintain larger-than-expected cash positions pending acquisition of investments).

Management Organization and Capital Structure

Investment Adviser
A Board of Trustees (the "Board") governs the Trust. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

The Adviser and other subsidiaries of Federated advise approximately 133 equity, fixed income and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $179 billion in assets as of December 31, 2004. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,385 employees. Federated provides investment products to more than 5,700 investment professionals and institutions.


Advisory Fees
The Adviser will not receive a fee for its investment advisory services.


Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act.
It is anticipated that at least initially, shares of the Portfolio will be available only to funds or accounts managed by the Adviser or its affiliates. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares
Shares can be purchased or redeemed any day the New York Stock Exchange
(NYSE) is open. The Portfolio attempts to stabilize the NAV of its Shares at $1.00 by valuing portfolio securities using the amortized cost method. The Portfolio cannot guarantee that its NAV will always remain at $1.00 per Share.

  The Portfolio does not charge a front-end sales charge. When the Transfer Agent receives a transaction request in proper form (as described herein), it is processed at the next determined NAV. NAV is determined at 5:00 p.m. (Eastern Time) each day the NYSE is open; except that on those days on which the NYSE has a scheduled early close, NAV is determined two hours after the time of the early close. You may find information regarding NYSE holidays and scheduled early closes on the NYSE website.

Purchase of Portfolio Shares

Purchases should be made in accordance with procedures established by the Portfolio's Transfer Agent, State Street Bank and Trust Company.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent. If a purchase order is received by the Transfer Agent by 5:00 p.m. (Eastern Time) and payment by wire is received by the close of the Federal Reserve wire transfer system, the shareholder will be entitled to that day's dividend.

The required minimum initial investment for Portfolio Shares is $25,000. There is no required minimum subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares
Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent. If a redemption order is received by the Transfer Agent by 5:00 p.m. (Eastern Time) and redemption proceeds are wired to the shareholder the same day, the shareholder will not be entitled to that day's dividend. If a redemption order is received by the Transfer Agent after 5:00 p.m. (Eastern Time), the shareholder will be entitled to that day's dividend, and redemption proceeds will be sent to the shareholder the following business day.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

Redemption in Kind
Although the Portfolio intends to pay Share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Share Certificates
The Portfolio will not issue Share certificates.

Account Activity
Shareholders will receive periodic statements reporting all account activity, including dividends and capital gains paid.

Dividends and Capital Gains
The Portfolio declares dividends daily and pays them monthly to shareholders. Dividends are based on estimates of income, expenses and shareholder activity for the Portfolio. Actual income, expenses and shareholder activity may differ from estimates and differences, if any, will be included in the calculation of subsequent dividends.

The Portfolio does not expect to realize any capital gains or losses. If capital gains or losses were to occur, they could result in an increase or decrease in dividends. The Portfolio pays any capital gains at least annually. Dividends and capital gains distributions will be automatically reinvested in additional Shares without a sales charge, unless the shareholder elects cash payments.

Tax Consequences
Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be primarily dividends. Redemptions are taxable sales.

Frequent Trading Policies
Given the short-term nature of the Portfolio's investments and its use of the amortized cost method for calculating the NAV of Portfolio Shares, the Portfolio does not anticipate that in the normal case frequent or short-term trading into and out of the Portfolio will have significant adverse consequences for the Portfolio and its shareholders. For this reason and because the Portfolio is intended to be used as a liquid short-term investment, the Portfolio's Board has not adopted policies or procedures to discourage frequent or short-term trading of the Portfolio's Shares.


Portfolio Holdings Information
The Portfolio's Annual and Semi-Annual Reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, and its Quarterly Reports on Form N-Q, which contain complete listings of the Portfolio's holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Annual and Semi-Annual Reports are filed within 70 days, and Quarterly Reports on Form N-Q are filed within 60 days, after the end of the fiscal quarter.


Legal Proceedings


Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for information on shareholder trading activities in the Federated funds ("Funds") from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.

As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them. In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website at FederatedInvestors.com, and any future press releases on this subject will also be posted there.

Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees, and seeking damages of unspecified amounts.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.



Distribution Arrangements

Federated Securities Corp. is the Trust's Placement Agent. It receives no fee for its services.

A Statement of Additional Information (SAI) dated August 25, 2005, is incorporated by reference into this Offering Memorandum. Additional information about the Portfolio and its investments is contained in the Portfolio's SAI and Annual and Semi-Annual Reports to Shareholders as they
become available.   The SAI contains a description of the Portfolio's
policies and procedures with respect to the disclosure of its portfolio securities. Because the Portfolio is offered on a private placement basis, the Offering Memorandum, SAI and Annual and Semi-Annual Reports are not available on Federated's website.


You can obtain information about the Portfolio (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Portfolio information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.







Cusip 31409N408

33502 (8/05)






                                FEDERATED PRIME POOL
                        A Portfolio of Federated Core Trust
                      CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                       Part B
          (information required in a Statement of Additional Information)

                                  August 25, 2005

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for Federated Prime Pool (Portfolio) dated August 25, 2005. Obtain Part A without charge by calling 1-800-341-7400.





Table of Contents
Portfolio History                                     2
Investments, Techniques, Risks and Limitations        2
Redemption in Kind                                    7
Massachusetts Partnership Law                         7
Account and Share Information                         7
Taxation of the Portfolio                             7
Management of the Trust                               7
Investment Advisory and Other Services               14
Brokerage Allocation and Other Practices             18
Capital Stock and Other Securities                   19
Shareholder Information                              20
Investment Ratings                                   20
Addresses                                            24
Appendix                                             25













Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the "Trust"). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Portfolio's investment adviser is Federated Investment Management Company (Adviser).


Investments, Techniques, Risks and Limitations

SECURITIES DESCRIPTIONS AND TECHNIQUES
In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

U.S. Treasury Securities
U.S. Treasury securities are direct obligations of the federal government of the United States. U.S. Treasury securities are generally regarded as having the lowest credit risks.

Zero Coupon Securities
Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a "coupon payment"). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security.

Callable Securities
Certain fixed income securities in which the Portfolio invests are callable at the option of the issuer. Callable securities are subject to call risks.

Mortgage-Backed Securities
Mortgage-backed securities represent interests in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities an other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

Bank Instruments
Bank instruments are unsecured interest bearing deposits with banks. Bank instruments include, but are not limited to, bank accounts, time deposits, certificates of deposit and banker's acceptances. Yankee instruments are denominated in U.S. dollars and issued by U.S. branches of foreign banks. Eurodollar instruments are denominated in U.S. dollars and issued by non-U.S. branches of U.S. or foreign banks.

The Portfolio will not invest in instruments of domestic and foreign banks and savings and loans unless they have capital, surplus, and undivided profits of over $100,000,000, or if the principal amount of the instrument is insured by the Bank Insurance Fund or the Savings Association Insurance Fund which are administered by the Federal Deposit Insurance Corporation. These instruments may include Eurodollar Certificates of Deposit, Yankee Certificates of Deposit, and Euro-dollar Time Deposits.

For  purposes  of  applying  the  Portfolio's  concentration  limitation,   bank
instruments also include fixed income securities credit enhanced by a bank.

SPECIAL TRANSACTIONS
Inter-Fund Borrowing and Lending Arrangements

The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other funds advised by subsidiaries of Federated Investors, Inc. Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's Board of Trustees (the "Board"), and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

Securities Lending

The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities. The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral. Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Fund may pay administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash collateral to a securities lending agent or broker.

Delayed Delivery Transactions

Delayed delivery transactions, including when-issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its Shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default.

Reverse Repurchase Agreements

Reverse repurchase agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed-upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

Asset Coverage

In order to secure its obligations in connection with special transactions, the Portfolio will either own the underlying assets or set aside readily marketable securities with a value that equals or exceeds the Fund's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obligations without terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on special transactions.

INVESTMENT RATINGS

The two highest rating categories of a nationally recognized statistical rating organization (NRSRO) are determined without regard for sub-categories and gradations. For example, securities rated A-1+, A-1 or A-2 by Standard & Poor's (S&P), Prime-1 or Prime-2 by Moody's Investors Service (Moody's), or F-1+, F-1 or F-2 by Fitch Ratings (Fitch) are all considered rated in one of the two highest short-term rating categories. The Portfolio will follow applicable regulations in determining whether a security rated by more than one NRSRO can be treated as being in one of the two highest short-term rating categories; currently, such securities must be rated by two NRSROs in one of their two highest rating categories. See "Regulatory Compliance."

INVESTMENT RISKS

There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Additional risk factors are outlined below.

Credit Risk
Fixed-income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

Prepayment Risks
Unlike traditional fixed income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on asset-backed securities include both interest and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinancing, or foreclosure of the underlying loans. If the Portfolio receives unscheduled prepayments, it may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks or other less favorable characteristics.

Call Risks
o If a fixed income security is called, the Portfolio may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Leverage Risks
o Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

FUNDAMENTAL INVESTMENT OBJECTIVE

The Portfolio's fundamental investment objective is to provide current income consistent with stability of principal and liquidity. The investment objective may not be changed by the Portfolio's Board without shareholder approval.

INVESTMENT LIMITATIONS

Diversification of Investments
With respect to securities comprising 75% of the value of its total assets, the Portfolio will not purchase securities of any one issuer (other than cash; cash items; securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities; and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in securities of that issuer, or the Portfolio would own more than 10% of the outstanding voting securities of that issuer. As a matter of non-fundamental policy, the Portfolio complies with the diversification requirements of Rule 2a-7, which are more rigorous.

Borrowing Money and Issuing Senior Securities
The Portfolio may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the Investment Company Act of 1940 (1940 Act).

Investing in Real Estate

The Portfolio may not purchase or sell real estate, provided that this restriction does not prevent the Portfolio from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Portfolio may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

Investing in Commodities

The Portfolio may not purchase or sell physical commodities, provided that the Portfolio may purchase securities of companies that deal in commodities. For the purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities.

Underwriting

The Portfolio may not underwrite the securities of other issuers, except that a Portfolio may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933.

Lending

The Portfolio may not make loans, provided that this restriction does not prevent a Portfolio from purchasing debt obligations, entering into repurchase agreements, lending its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests.

Concentration of Investments

The Portfolio will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry, except that the Portfolio may invest 25% or more of the value of its total assets in obligations of issuers in the banking industry or in obligations, such as repurchase agreements, secured by such obligations. Government securities, municipal securities and bank instruments will not be deemed to constitute an industry.

--------------------------------------------------------------------------------

The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

--------------------------------------------------------------------------------
Pledging Assets

The Portfolio will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.

Purchases on Margin

The Portfolio will not purchase securities on margin, provided that the Portfolio may obtain short-term credits necessary for the clearance of purchases and sales of securities.

Investing in Liquid Securities

The Portfolio will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits maturing in more than seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 10% of the Portfolio's net assets.

Restricted Securities

The Portfolio may invest in securities subject to restriction on resale under the federal securities laws.

For purposes of the commodities limitation, the Portfolio does not consider financial futures contracts to be commodities.

For purposes of the concentration limitation, investments in certain industrial development bonds funded by activities in a single industry will be deemed to constitute investment in an industry. In addition: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset- backed securities will be classified according to the underlying assets securing such securities. To conform to the current view of the SEC that only domestic bank instruments may be excluded from industry concentration limitations, the Portfolio will not exclude foreign bank instruments from industry concentration limits as long as the policy of the SEC remains in effect. The Portfolio will consider concentration to be the investment of more than 25% of the value of its total assets in any one industry.

For purposes of the diversification limitation, the Portfolio considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.

REGULATORY COMPLIANCE

The Portfolio may follow non-fundamental operational policies that are more restrictive than its fundamental investment limitations, as set forth in the prospectus and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. In particular, the Portfolio will comply with the various requirements of Rule 2a-7 (the Rule), which regulates money market mutual funds. The Portfolio will determine the effective maturity of its investments according to the Rule. The Portfolio may change these operational policies to reflect changes in the laws and regulations without the approval of its shareholders.

DETERMINING MARKET VALUE OF SECURITIES

The Board has decided that the best method for determining the value of portfolio instruments is amortized cost. Under this method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. Accordingly, neither the amount of daily income nor the net asset value (NAV) is affected by any unrealized appreciation or depreciation of the portfolio. In periods of declining interest rates, the indicated daily yield on Shares of the Portfolio computed by dividing the annualized daily income on the Portfolio by the NAV computed as above may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates. In periods of rising interest rates, the opposite may be true.

The Portfolio's use of the amortized cost method of valuing portfolio instruments depends on its compliance with certain conditions in the Rule. Under the Rule, the Board must establish procedures reasonably designed to stabilize the NAV per Share, as computed for purposes of distribution and redemption, at $1.00 per Share, taking into account current market conditions and the Portfolio's investment objective. The procedures include monitoring the relationship between the amortized cost value per Share and the NAV per Share based upon available indications of market value. The Board will decide what, if any, steps should be taken if there is a difference of more than 0.5 of 1% between the two values. The Board will take any steps it considers appropriate (such as redemption in kind or shortening the average portfolio maturity) to minimize any material dilution or other unfair results arising from differences between the two methods of determining NAV.

Redemption In Kind

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

Massachusetts Partnership Law

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Trust. To protect its shareholders, the Trust has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Trust. In the unlikely event a shareholder is held personally liable for the Trust's obligations, the Trust is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Trust will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Trust. Therefore, financial loss resulting from liability as a shareholder will occur only if the Trust itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

Account and Share Information

VOTING RIGHTS

Each Share of the Portfolio gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All Shares of the Portfolio have equal voting rights.

Trustees may be removed by the Board or by shareholders at a special meeting. A special meeting of shareholders will be called by the Board upon the written request of shareholders who own at least 10% of the Trust's outstanding shares of all series entitled to vote.

Taxation of the Portfolio

The Portfolio intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies. If these requirements are not met, it will not receive special tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.

Management of the Trust

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2004, the Trust comprised two portfolios, and the Federated Fund Complex consisted of 44 investment companies (comprising 133 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Fund Complex and serves for an indefinite term.

As of August 25, 2005, the Portfolio's Board and Officers did not own any of the Portfolio's outstanding Shares.


INTERESTED TRUSTEES BACKGROUND AND COMPENSATION

        Name                                                                     Total Compensation
     Birth Date                                             ---------------        From Trust and
      Address                                                  Aggregate   ----Federated Fund Complex
Positions Held with   Principal Occupation(s) for Past       Compensation       (past calendar year)
       Trust           Five Years, Other Directorships      From Portfolio
 Date Service Began     Held and Previous Position(s)        (past fiscal
                                                                year) +
                      Principal Occupations: Chairman             N/A                    $0
John F. Donahue*      and Director or Trustee of the
Birth Date: July      Federated Fund Complex; Chairman
28, 1924              and Director, Federated
CHAIRMAN AND TRUSTEE  Investors, Inc.
Began serving:        ---------------------------------
August 1996
                      Previous Positions: Trustee,
                      Federated Investment Management
                      Company and Chairman and
                      Director, Federated Investment
                      Counseling.

                      Principal Occupations: Director             N/A                 $148,500
Lawrence D. Ellis,    or Trustee of the Federated Fund
M.D.*                 Complex; Professor of Medicine,
Birth Date: October   University of Pittsburgh;
11, 1932              Medical Director, University of
3471 Fifth Avenue     Pittsburgh Medical Center
Suite 1111            Downtown; Hematologist,
Pittsburgh, PA        Oncologist and Internist,
TRUSTEE               University of Pittsburgh Medical
Began serving:        Center.
August 1996
                      Other Directorships Held:
                      Member, National Board of
                      Trustees, Leukemia Society of
                      America.

                      Previous Positions: Trustee,
                      University of Pittsburgh;
                      Director, University of
                      Pittsburgh Medical Center.

**    John F. Donahue is "interested" due to the position he holds with Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested" because his son-in-law is employed by the Fund's principal underwriter, Federated Securities
Corp.
------------------------------------------------------------------------------------
+ Because the Portfolio is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Fund's next fiscal year.



INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION

        Name                                                                                 Total Compensation
     Birth Date                                                ----------------                From Trust and
      Address                                                     Aggregate                Federated Fund Complex
Positions Held with   Principal Occupation(s) for Past           Compensation               (past calendar year)
       Trust           Five Years, Other Directorships          From Portfolio
 Date Service Began     Held and Previous Position(s)            (past fiscal
                                                                   year) +
                      Principal Occupation: Director                 N/A                          $163,350
Thomas G. Bigley      or Trustee of the Federated Fund
Birth Date:           Complex.
February 3, 1934
15 Old Timber Trail   Other Directorships Held:
Pittsburgh, PA        Director, Member of Executive
TRUSTEE               Committee, Children's Hospital
Began serving:        of Pittsburgh; Director,
August 1996           University of Pittsburgh.

                      Previous Position: Senior
                      Partner, Ernst & Young LLP.

                      Principal Occupations: Director                N/A                          $163,350
John T. Conroy, Jr.   or Trustee of the Federated Fund
Birth Date: June      Complex; Chairman of the Board,
23, 1937              Investment Properties
Investment            Corporation; Partner or Trustee
Properties            in private real estate ventures
Corporation           in Southwest Florida.
3838 North Tamiami
Trail                 Previous Positions: President,
Suite 402             Investment Properties
Naples, FL            Corporation; Senior Vice
TRUSTEE               President, John R. Wood and
Began serving:        Associates, Inc., Realtors;
August 1996           President, Naples Property
                      Management, Inc. and Northgate
                      Village Development Corporation.

                      Principal Occupation: Director                 N/A                          $163,350
Nicholas P.           or Trustee of the Federated Fund
Constantakis          Complex.
Birth Date:
September 3, 1939     Other Directorships Held:
175 Woodshire Drive   Director and Member of the Audit
Pittsburgh, PA        Committee, Michael Baker
TRUSTEE               Corporation (engineering and
Began serving:        energy services worldwide).
February 1998
                      Previous Position: Partner,
                      Anderson Worldwide SC.

                      Principal Occupation: Director                 N/A                          $148,500
John F. Cunningham    or Trustee of the Federated Fund
Birth Date: March     Complex.
5, 1943
353 El Brillo Way     Other Directorships Held:
Palm Beach, FL        Chairman, President and Chief
TRUSTEE               Executive Officer, Cunningham &
Began serving:        Co., Inc. (strategic business
January 1999          consulting); Trustee Associate,
                      Boston College.

                      Previous Positions: Director,
                      Redgate Communications and EMC
                      Corporation (computer storage
                      systems); Chairman of the Board
                      and Chief Executive Officer,
                      Computer Consoles, Inc.;
                      President and Chief Operating
                      Officer, Wang Laboratories;
                      Director, First National Bank of
                      Boston; Director, Apollo
                      Computer, Inc.

                      Principal Occupation: Director                 N/A                          $148,500
Peter E. Madden       or Trustee of the Federated Fund
Birth Date: March     Complex.
16, 1942
One Royal Palm Way    Other Directorships Held: Board
100 Royal Palm Way    of Overseers, Babson College.
Palm Beach, FL
TRUSTEE               Previous Positions:
Began serving:        Representative, Commonwealth of
August 1996           Massachusetts General Court;
                      President, State Street Bank and
                      Trust Company and State Street
                      Corporation (retired); Director,
                      VISA USA and VISA International;
                      Chairman and Director,
                      Massachusetts Bankers
                      Association; Director,
                      Depository Trust Corporation;
                      Director, The Boston Stock
                      Exchange.

                      Principal Occupations: Director                N/A                          $163,350
Charles F.            or Trustee of the Federated Fund
Mansfield, Jr.        Complex; Management Consultant;
Birth Date: April     Executive Vice President, DVC
10, 1945              Group, Inc. (marketing,
80 South Road         communications and technology)
Westhampton Beach,    (prior to 9/1/00).
NY
TRUSTEE               Previous Positions: Chief
Began serving:        Executive Officer, PBTC
January 1999          International Bank; Partner,
                      Arthur Young & Company (now
                      Ernst & Young LLP); Chief
                      Financial Officer of Retail
                      Banking Sector, Chase Manhattan
                      Bank; Senior Vice President,
                      HSBC Bank USA (formerly, Marine
                      Midland Bank); Vice President,
                      Citibank; Assistant Professor of
                      Banking and Finance, Frank G.
                      Zarb School of Business, Hofstra
                      University.

                      Principal Occupations: Director                N/A                          $178,200
John E. Murray,       or Trustee of the Federated Fund
Jr., J.D., S.J.D.     Complex; Chancellor and Law
Birth Date:           Professor, Duquesne University;
December 20, 1932     Partner, Murray, Hogue & Lannis.
Chancellor,
Duquesne University   Other Directorships Held:
Pittsburgh, PA        Director, Michael Baker Corp.
TRUSTEE               (engineering, construction,
Began serving:        operations and technical
August 1996           services).

                      Previous Positions: President,
                      Duquesne University; Dean and
                      Professor of Law, University of
                      Pittsburgh School of Law; Dean
                      and Professor of Law, Villanova
                      University School of Law.

                      Principal Occupations:  Director               N/A                          $148,500
Marjorie P. Smuts     or Trustee of the Federated Fund
Birth Date: June      Complex; Public
21, 1935              Relations/Marketing
4905 Bayard Street    Consultant/Conference
Pittsburgh, PA        Coordinator.
TRUSTEE
Began serving:        Previous Positions: National
August 1996           Spokesperson, Aluminum Company
                      of America; television producer;
                      President, Marj Palmer Assoc.;
                      Owner, Scandia Bord.

                      Principal Occupations:  Director               N/A                          $148,500
John S. Walsh         or Trustee of the Federated Fund
Birth Date:           Complex; President and Director,
November 28, 1957     Heat Wagon, Inc. (manufacturer
2604 William Drive    of construction temporary
Valparaiso, IN        heaters); President and
TRUSTEE               Director, Manufacturers
Began serving:        Products, Inc. (distributor of
January 1999          portable construction heaters);
                      President, Portable Heater
                      Parts, a division of
                      Manufacturers Products, Inc.

                      Previous Position: Vice
                      President, Walsh & Kelly, Inc.

+ Because the Portfolio is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Fund's next fiscal year.
------------------------------------------------------------------------------------




OFFICERS**

Name
Birth Date
Address
Positions Held with Trust
-----------------------------  Principal Occupation(s) and Previous Position(s)
Date Service Began
                               Principal Occupations: Executive Vice President and
John W. McGonigle              Secretary of the Federated Fund Complex; Executive
Birth Date: October 26, 1938   Vice President, Secretary and Director, Federated
EXECUTIVE VICE PRESIDENT AND   Investors, Inc.
SECRETARY
Began serving: November 1997   Previous Positions: Trustee, Federated Investment
                               Management Company and Federated Investment
                               Counseling; Director, Federated Global Investment
                               Management Corp., Federated Services Company and
                               Federated Securities Corp.

                               Principal Occupations: Vice President of some of the
John B. Fisher                 Funds in the Federated Fund Complex; and President and
Birth Date: May 16, 1956       Director of the Institutional Sales Division of
PRESIDENT                      Federated Securities Corp., which is a wholly owned
Began serving: November 2004   subsidiary of Federated. Mr. Fisher is responsible for
                               the distribution of Federated's products and services
                               to investment advisors, insurance companies,
                               retirement plans, and corporations. In addition, Mr.
                               Fisher serves as President and Director of Federated
                               Investment Counseling, a wholly owned subsidiary of
                               Federated involved in the management of separate
                               accounts and sub-advised mandates. He is also
                               President, Technology, Federated Services Corp.
                               responsible for the technological infrastructure of
                               the various Federated companies. He is also Director,
                               Edgewood Securities Corp., as well as Director,
                               Federated Investors Trust Company.

                               Previous Positions: Senior Vice President of Federated
                               Investment Counseling.

                               Principal Occupations: Principal Financial Officer and
Richard J. Thomas              Treasurer of the Federated Fund Complex; Senior Vice
Birth Date: June 17, 1954      President, Federated Administrative Services.
TREASURER
Began serving: November 1998   Previous Positions: Vice President, Federated
                               Administrative Services; held various management
                               positions within Funds Financial Services Division of
                               Federated Investors, Inc.

                               Principal Occupations: Vice Chairman or Vice President
Richard B. Fisher              of some of the Funds in the Federated Fund Complex;
Birth Date: May 17, 1923       Vice Chairman, Federated Investors, Inc.; Chairman,
VICE PRESIDENT                 Federated Securities Corp.
Began serving: November 1997
                               Previous Positions: President and Director or Trustee
                               of some of the Funds in the Federated Fund Complex;
                               Executive Vice President, Federated Investors, Inc.
                               and Director and Chief Executive Officer, Federated
                               Securities Corp.

                               Principal Occupations:  Mr. Ostrowski joined Federated
Robert J. Ostrowski            in 1987 as an Investment Analyst and became a
Birth Date: April 26, 1963     Portfolio Manager in 1990. He was named Chief
CHIEF INVESTMENT OFFICER       Investment Officer of taxable fixed income products in
Began serving: May 2004        2004 and also serves as a Senior Portfolio Manager. He
                               has been a Senior Vice President of the Portfolio's
                               Adviser since 1997. Mr. Ostrowski is a Chartered
                               Financial Analyst. He received his M.S. in Industrial
                               Administration from Carnegie Mellon University.
                               -------------------------------------------------------

                               Todd A. Abraham is Vice President of the Trust. Mr.
Todd A. Abraham                Abraham has been a Portfolio Manager since 1995 and a
Birth Date: February 10, 1966  Vice President of the Portfolio's Adviser since 1997.
VICE PRESIDENT                 Mr. Abraham joined Federated in 1993 as an Investment
Began serving: May 2003        Analyst and served as Assistant Vice President from
                               1995 to 1997. Mr. Abraham served as a Portfolio
                               Analyst at Ryland Mortgage Co. from 1992-1993. Mr.
                               Abraham is a Chartered Financial Analyst and received
                               his M.B.A. in Finance from Loyola College.

                               Mark E. Durbiano is Vice President of the Trust. Mr.
Mark E. Durbiano               Durbiano joined Federated in 1982 and has been a
Birth Date: September 21,      Senior Portfolio Manager and a Senior Vice President
1959                           of the Portfolio's Adviser since 1996. From 1988
VICE PRESIDENT                 through 1995, Mr. Durbiano was a Portfolio Manager and
Began serving: November 1998   a Vice President of the Portfolio's Adviser. Mr.
                               Durbiano is a Chartered Financial Analyst and received
                               his M.B.A. in Finance from the University of
                               Pittsburgh.

**    Officers do not receive any compensation from the Portfolio.
------------------------------------------------------------------------------------




COMMITTEES OF THE BOARD
                                                                                      Meetings Held
Board         Committee                                                                During Last
Committee      Members                      Committee Functions                        Fiscal Year
Executive                        In between meetings of the full Board,                    Six
          John F. Donahue        the Executive Committee generally may
          John E. Murray,        exercise all the powers of the full Board
          Jr., J.D., S.J.D.      in the management and direction of the
                                 business and conduct of the affairs of
                                 the Trust in such manner as the Executive
                                 Committee shall deem to be in the best
                                 interests of the Trust.  However, the
                                 Executive Committee cannot elect or
                                 remove Board members, increase or
                                 decrease the number of Trustees, elect or
                                 remove any Officer, declare dividends,
                                 issue shares or recommend to shareholders
                                 any action requiring shareholder approval.

Audit                            The purposes of the Audit Committee are                  Seven
          Thomas G. Bigley       to oversee the accounting and financial
          John T. Conroy,        reporting process of the Portfolio, the
          Jr.                    Portfolio`s internal control over
          Nicholas P.            financial reporting, and the quality,
          Constantakis           integrity and independent audit of the
          Charles F.             Portfolio`s financial statements.  The
          Mansfield, Jr.         Committee also oversees or assists the
                                 Board with the oversight of compliance
                                 with legal requirements relating to those
                                 matters, approves the engagement and
                                 reviews the qualifications, independence
                                 and performance of the Portfolio`s
                                 independent registered public accounting
                                 firm, acts as a liaison between the
                                 independent registered public accounting
                                 firm and the Board and reviews the
                                 Portfolio`s internal audit function.

Nominating                                                                                 One
          Thomas G. Bigley       The Nominating Committee, whose members
          John T. Conroy,        consist of all Independent Trustees,
          Jr.                    selects and nominates persons for
          Nicholas P.            election to the Portfolio`s Board when
          Constantakis           vacancies occur. The Committee will
          John F.                consider candidates recommended by
          Cunningham             shareholders, Independent Trustees,
          Peter E. Madden        officers or employees of any of the
          Charles F.             Portfolio`s agents or service providers
          Mansfield, Jr.         and counsel to the Portfolio. Any
          John E. Murray,        shareholder who desires to have an
          Jr.                    individual considered for nomination by
          Marjorie P. Smuts      the Committee must submit a
          John S. Walsh          recommendation in writing to the
                                 Secretary of the Portfolio, at the
                                 Portfolio's address appearing on the back
                                 cover of this Part B.  The recommendation
                                 should include the name and address of
                                 both the shareholder and the candidate
                                 and detailed information concerning the
                                 candidate's qualifications and
                                 experience. In identifying and evaluating
                                 candidates for consideration, the
                                 Committee shall consider such factors as
                                 it deems appropriate.  Those factors will
                                 ordinarily include:  integrity,
                                 intelligence, collegiality, judgment,
                                 diversity, skill, business and other
                                 experience, qualification as an
                                 "Independent Trustee," the existence of
                                 material relationships which may create
                                 the appearance of a lack of independence,
                                 financial or accounting knowledge and
                                 experience, and dedication and
                                 willingness to devote the time and
                                 attention necessary to fulfill Board
                                 responsibilities.



BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2004


                                                   Aggregate
                                                Dollar Range of
                           Dollar Range of      Shares Owned in
       Interested           Shares Owned           Federated
   Board Member Name        in Portfolio           Family of
                                                   Investment
                                                   Companies
John F. Donahue                 None             Over $100,000
Lawrence D. Ellis, M.D.         None             Over $100,000

Independent
Board Member Name
Thomas G. Bigley                None             Over $100,000
John T. Conroy, Jr.             None             Over $100,000
Nicholas P. Constantakis        None             Over $100,000
John F. Cunningham              None             Over $100,000
Peter E. Madden                 None             Over $100,000
Charles F. Mansfield,           None               $50,001 -
Jr.                                                 $100,000
John E. Murray, Jr.,            None             Over $100,000
J.D., S.J.D.
Marjorie P. Smuts               None             Over $100,000
John S. Walsh                   None             Over $100,000




Investment Advisory and Other Services



INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio.
The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Portfolio's Board has reviewed the Portfolio's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objectives and long term performance; the Adviser's management philosophy, personnel and processes; the preferences and expectations of Portfolio shareholders and their relative sophistication; the continuing state of competition in the mutual fund industry; comparable fees in the mutual fund industry; the range and quality of services provided to the Portfolio and its shareholders by the Federated organization in addition to investment advisory services; and the Portfolio's relationship to the Federated funds.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Portfolio.

The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Portfolio by other entities in the Federated organization and research services received by the Adviser from brokers that execute fund trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Portfolio; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Portfolio; performance and expenses of comparable funds; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Portfolio's Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Federated on matters relating to the Federated funds, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the
Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" funds), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing funds, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Adviser and its affiliates; compliance and audit reports concerning the Federated funds and the Federated companies that service them; and relevant developments in the mutual fund industry and how the Federated funds and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated funds. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated funds under separate contracts (e.g., for serving as the Federated funds' administrator). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated fund trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated fund, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated fund, the Board does not approach consideration of every Federated fund's advisory contract as if that were the only Federated fund.

SERVICES AGREEMENT

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, as well as Shares of the Portfolio, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.

VOTING PROXIES ON PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Policies

The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.

The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.

Proxy Voting Procedures

The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.

Conflicts of Interest

The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.

Proxy Voting Report
A report on "Form NPX" of how the Portfolio voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website at www.sec.gov.

PORTFOLIO HOLDINGS INFORMATION

The Portfolio's Annual and Semi-Annual Reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, and its Quarterly Reports on Form N-Q, which contain complete listings of the Portfolio's holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Annual and Semi-Annual Reports are filed within 70 days, and Quarterly Reports on Form N-Q are filed within 60 days, after the end of the fiscal quarter.

The disclosure policy of the Portfolio and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Portfolio's holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual fund shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Portfolio may receive nonpublic information about Portfolio holdings for purposes relating to their services. The Portfolio may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Portfolio's Shares for use as margin collateral. Traders or portfolio managers may provide "interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this Part B.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Portfolio. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Portfolio and its shareholders. In that regard, and to address possible conflicts between the interests of Portfolio shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Portfolio, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.

Brokerage Allocation and Other Practices

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Portfolio's Board.

Investment decisions for the Portfolio are made independently from those of other accounts managed by the Adviser. When the Portfolio and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Portfolio and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Portfolio, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Portfolio.

PRINCIPAL UNDERWRITER

The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR

Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated funds as specified below:

                                              Average Aggregate Daily
Maximum                                     Net Assets of the Federated
Administrative Fee                                     Funds
0.150 of 1%                                   on the first $5 billion
0.125 of 1%                                    on the next $5 billion
0.100 of 1%                                   on the next $10 billion
0.075 of 1%                                  on assets over $20 billion

-------------------------------------------------------------------------------

The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Portfolio for expenses.

FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

CUSTODIAN

State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT

State Street Bank and Trust Company, the Portfolio's registered transfer agent, maintains all necessary shareholder records. Foreign instruments purchased by the Portfolio are held by foreign banks participation in a network coordinated by State Street Bank.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the Portfolio, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Portfolio's financial statements and financial highlights are free of material misstatement.


Capital Stock and Other Securities

CAPITAL STOCK

Holders of the Portfolio's Shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Investment Ratings

STANDARD & POOR'S SHORT-TERM MUNICIPAL OBLIGATION RATINGS

An S&P note rating reflects the liquidity concerns and market access risks unique to notes.

SP-1-- Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus sign (+) designation.

SP-2--Satisfactory   capacity  to  pay  principal   and   interest,   with  some
vulnerability to adverse financial and economic changes over the term of the notes.

VARIABLE RATE DEMAND NOTES (VRDNs) AND TENDER OPTION BONDS (TOBs) RATINGS

S&P assigns "dual" ratings to all long-term debt issues that have as part of their provisions a demand feature. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term debt rating symbols are used for bonds to denote the long-term maturity and the commercial paper rating symbols are usually used to denote the put (demand) options (i.e., AAA/A-1+). Normally demand notes receive note-rating symbols combined with commercial paper symbols (i.e., SP-1+/A-1+).

COMMERCIAL PAPER (CP) RATINGS

An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days.

A-1--A Short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2--A Short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions that obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

STANDARD & POOR'S LONG-TERM DEBT RATINGS

AAA--An obligation rated 'AAA' has the highest assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA--An obligation rated 'AA' differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A--An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

MOODY'S INVESTORS SERVICE SHORT-TERM MUNICIPAL OBLIGATION RATINGS

Moody's short-term ratings are designated Moody's Investment Grade (MIG or VMIG). (See below.) The purpose of the MIG or VMIG ratings is to provide investors with a simple system by which the relative investment qualities of short-term obligations may be evaluated.

MIG1--This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

VARIABLE RATE DEMAND NOTES (VRDNs) AND TENDER OPTION BONDS (TOBs) RATINGS

Short-term ratings on issues with demand features are differentiated by the use of the VMIG symbol to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on external liquidity. In this case, two ratings are usually assigned, (for example, Aaa/VMIG-1); the first representing an evaluation of the degree of risk associated with scheduled principal and interest payments, and the second representing an evaluation of the degree of risk associated with the demand feature. The VMIG rating can be assigned a 1 or 2 designation using the same definitions described above for the MIG rating.

COMMERCIAL PAPER (CP) RATINGS

Prime-1--Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structure with moderate reliance on debt and ample asset protection, broad margins in earning coverage of fixed financial charges and high internal cash generation, and well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2--Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

MOODY'S INVESTORS SERVICE LONG-TERM DEBT RATINGS

Aaa-- Bonds and preferred stock which are rated AAA are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA-- Bonds and preferred stock which are rated AA are judged to be of high quality by all standards. Together with the AAA group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in AAA securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the AAA securities.

A-- Bonds and preferred stock which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

NR--Indicates that both the bonds and the obligor or credit enhancer are not currently rated by S&P or Moody's with respect to short-term indebtedness. However, management considers them to be of comparable quality to securities rated A-1 or P-1.

NR(1)--The underlying issuer/obligor/guarantor has other outstanding debt rated AAA by S&P or AAA by Moody's.

NR(2)--The underlying issuer/obligor/guarantor has other outstanding debt rated AA by S&P or AA by Moody's.

NR(3)--The underlying issuer/obligor/guarantor has other outstanding debt rated A by S&P or Moody's.

FITCH RATINGS SHORT-TERM DEBT RATING DEFINITIONS

F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, A "+" is added to the assigned rating.

F-2-- Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.

F-3--Indicates an adequate capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, such capacity is more susceptible to near-term adverse changes than for financial commitments in higher rated categories.

FITCH RATINGS LONG-TERM DEBT RATING DEFINITIONS

AAA--Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA--Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A--High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB--Good credit quality. 'BBB' ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

FITCH RATINGS COMMERCIAL PAPER RATING DEFINITIONS

F-1--Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the "best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong, A "+" is added to the assigned rating.

F-2-- Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.

DBRS SHORT-TERM DEBT AND COMMERCIAL PAPER RATING DEFINITIONS

As is the case with all DBRS rating scales, commercial paper ratings are meant to give an indication of the risk that the borrower will not fulfill its obligations in a timely manner.

R-1 (high) Short-term debt rated "R-1 (high)" is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. companies achieving an "R-1 (high)" rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an "R-1 (high)", few entities are strong enough to achieve this rating.

R-1 (middle) Short-term debt rated "R-1 (middle)" is of superior credit quality and, in most cases, ratings in this category differ from "R-1 (high)" credits to only a small degree. Given the extremely tough definition which DBRS has for the "R-1 (high)" category (which few companies are able to achieve), entities rated "R-1 (middle)" are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

R-1 (low) Short-term debt rated "R-1 (low)" is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

R-2 (high), R-2 (middle), R-2 (low) Short-term debt rated "R-2" is of adequate credit quality and within the three subset grades, debt protection ranges from having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the "R-2" classification are not as strong as those in the "R-1" category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as an "R-1 credit". Profitability trends, past and future, may be less favorable, earnings not as stable, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

DBRS LONG-TERM DEBT RATING DEFINITIONS

As is the case with all DBRS rating scales, long-term debt ratings are meant to give an indication of the risk that the borrower will not fulfill its full obligations in a timely manner with respect to both interest and principal commitments.

"AAA" Bonds rated "AAA" are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which DBRS has established for this category, few entities are able to achieve an AAA rating.

"AA" Bonds rated "AA" are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definition which DBRS has for the AAA category (which few companies are able to achieve), entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

"A" Bonds rated "A" are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the "A" category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher rated companies.

"High" or "low" grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicates a rating which is essentially in the middle of the category. Note that "high" and "low" grades are not used for the AAA category.

A.M. BEST LONG-TERM DEBT RATINGS

An A.M. Best Long-Term Debt Rating (issue credit rating) is an opinion as to the issuer's ability to meet its financial obligations to security holders when due. These ratings are assigned to debt and preferred stock issues.

AAA--Exceptional. Assigned to issues where the issuer has, in A.M. Best's opinion, an exceptional ability to meet the terms of the obligation.

AA--Very Strong. Assigned to issues where the issuer has, in A.M. Best's opinion, a very strong ability to meet the terms of the obligation.

A--Strong. Assigned to issues where the issuer has, in A.M. Best's opinion, a strong ability to meet the terms of the obligation.

BBB--Adequate. Assigned to issues where the issuer has, in A.M. Best's opinion, an adequate ability to meet the terms of the obligation; however, is more susceptible to changes in economic or other conditions.

Ratings from "AA" to "CCC" may be enhanced with A "+" (plus) or "-" (minus) to indicate whether credit quality is near the top or bottom of a category. A company's Long-Term Credit Rating also may be assigned an Under Review modifier ("u") that generally is event-driven (positive, negative or developing) and indicates that the company's A.M. Best Rating opinion is under review and may be subject to near-term change. Ratings prefixed with an ("i") denote indicative ratings. Ratings may also be assigned a Public Data modifier ("pd") which indicates that a company does not subscribe to A.M. Best's interactive rating process.

A.M. BEST SHORT-TERM DEBT RATINGS

An A.M. Best Short-Term Debt Rating (issue credit rating) is an opinion as to the issuer's ability to meet its obligations having maturities generally less than one year, such as commercial paper.

AMB-1+ --Strongest. Assigned to issues where the issuer has, in A.M. Best's opinion, the strongest ability to repay short-term debt obligations.

AMB-1 --Outstanding. Assigned to issues where the issuer has, in A.M. Best's opinion, an outstanding ability to repay short-term debt obligations.

AMB-2 --Satisfactory. Assigned to issues where the issuer has, in A.M. Best's opinion, a satisfactory ability to repay short-term debt obligations.

AMB-3 --Adequate. Assigned to issues where the issuer has, in A.M. Best's opinion, an adequate ability to repay short-term debt obligations; however, adverse economic conditions will likely lead to a reduced capacity to meet its financial commitments on short-term debt obligations.

A.M. BEST RATING OUTLOOK

A.M. Best Credit Ratings (AAA to C) are assigned a Rating Outlook that indicates the potential direction of a company's rating for an intermediate period, generally defined as the next 12 to 36 months. Public Data Ratings are not assigned an Outlook. Ratings Outlooks are as follows:

Positive--Indicates a company's financial/market trends are favorable, relative to its current rating level, and if continued, the company has a good possibility of having its rating upgraded.

Negative--Indicates a company is experiencing unfavorable financial/market trends, relative to its current rating level, and if continued, the company has a good possibility of having its rating downgraded.

Stable--Indicates a company is experiencing stable financial/market trends and that there is a low likelihood that its rating will change in the near term.


Addresses

Federated Prime Pool
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600

Independent Registered Public Accounting Firm
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072
























Appendix

The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the
Portfolio:

Custodian
State Street Bank and Trust Company

Securities Lending Agent
HSBC
State Street Bank and Trust Company

Independent Registered Public Accounting Firm
Ernst & Young LLP

Legal Counsel
Dickstein Shapiro Moran & Oshinsky LLP
Reed Smith LLP

Service Providers
Bloomberg
FactSet
Institutional Shareholder Services, Inc.
Wilshire Associates, Inc.

Security Pricing Services
None

Ratings Agencies
Standard & Poor's

Performance Reporting/Publications
Fidelity-Strategic Advisors
Lipper, Inc.
Morningstar, Inc.
Morningstar Associates
NASDAQ
Value Line
Wiesenberger/Thomson Financial

Other
Investment Company Institute


Cusip 31409N408
 33503 (8/.05)















FEDERATED CORE TRUST



Prospective Investor_______________________ Copy #________________________







CONFIDENTIAL PRIVATE OFFERING MEMORANDUM



FEDERATED GOVERNMENT POOL


August 25, 2005





Investment Adviser
FEDERATED INVESTMENT MANAGEMENT COMPANY


Placement Agent
FEDERATED SECURITIES CORP.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222



Do Not Copy or Circulate


FEDERATED CORE TRUST




Federated Government Pool





CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

August 25, 2005

A Confidential Statement of Additional Information (SAI) with respect to Federated Government Pool (Portfolio), a portfolio of Federated Core Trust (Trust), with the same date has been filed with the Securities and Exchange Commission (SEC), and is incorporated herein by reference. A copy of the SAI is available without charge by calling the Portfolio's placement agent at 1-800-341-7400.

Shares of the Portfolio are not deposits or obligations of any bank, and are not endorsed or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

The securities described herein are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (1933 Act), as amended, and have not been registered with or approved or disapproved by the SEC or any other regulatory authority of any jurisdiction, nor has the SEC passed upon the accuracy or adequacy of this Memorandum. Any representation to the contrary is a criminal offense.

Shares of the Portfolio will be offered for investment only to investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. It is anticipated that at least initially, shares of the Portfolio will be available only to funds or accounts managed by the Portfolio's investment adviser or its affiliates.

Investors will be required to represent that they meet certain financial requirements and that they are familiar with and understand the terms, risks and merits of an investment in the Portfolio.

No resale of shares may be made unless the shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

This   Confidential   Private  Offering   Memorandum  has  been  prepared  on  a
confidential basis solely for the information of the recipient and may not be reproduced, provided to others or used for any other purpose.

No person has been authorized to make representations or give any information with respect to the shares, except the information contained herein or in the Trust's registration statement filed under the Investment Company Act of 1940.

                              FEDERATED GOVERNMENT POOL
                         A Portfolio of Federated Core Trust
                       CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                        Part A
                        (information required in a prospectus)

                                   August 25, 2005

Please read this Confidential Private Offering Memorandum carefully before investing and retain it for future reference. It contains important information about the Portfolio that investors should know before investing.

A copy of a Subscription Agreement for use in subscribing to purchase shares of the Portfolio accompanies delivery of this Memorandum. In order to purchase shares of the Portfolio, a prospective investor must satisfactorily complete and execute the Subscription Agreement and deliver it to the Portfolio's Transfer Agent.

Items 1, 2, 3 and 8 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A.

Investment Objective, Principal Investment Strategies and Related Risks

Investment Objective

The Portfolio is a money market fund that seeks to maintain stable net asset value (NAV) of $1.00 per Share. The investment objective of the Portfolio is to provide current income consistent with stability of principal. While there is no assurance that the Portfolio will achieve its investment objective, it endeavors to do so by following the strategies and policies described in this memorandum.

Investment Strategy

The Portfolio invests primarily in a portfolio of short-term U.S. Treasury and government agency securities, including repurchase agreements collateralized fully by U.S. Treasury and government agency securities. The Portfolio invests in a portfolio of securities maturing in 397 days or less. The Portfolio will have a dollar-weighted average portfolio maturity of 90 days or less.

The Portfolio intends to invest in the securities of U.S. government-sponsored entities (GSEs), including GSE securities that are not backed by the full faith and credit of the U.S. government, such as those issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, and the Federal Home Loan Bank System. These entities are, however, supported through federal subsidies, loans or other benefits. The Portfolio may also invest in GSE securities that are supported by the full faith and credit of the U.S. government, such as those issued by the Government National Mortgage Association. Finally, the Portfolio may invest in a few GSE securities that have no explicit financial support, but which are regarded as having implied support because the federal government sponsors their activities. Such securities include those issued by the Farm Credit System and the Financing Corporation.

The Portfolio invests in a portfolio of short-term U.S. Treasury and government agency securities maturing in 397 days or less. These investments include repurchase agreements collateralized fully by U.S. Treasury and government agency securities. The Portfolio's dollar-weighted average portfolio maturity will be 90 days or less.

The Portfolio's investment adviser (Adviser) targets a dollar-weighted average portfolio maturity range based upon its interest rate outlook. The Adviser formulates its interest rate outlook by analyzing a variety of factors, such as current and expected U.S. economic growth; current and expected interest rates and inflation; and the Federal Reserve Board's monetary policy.

The Adviser generally shortens the portfolio's dollar-weighted average maturity when it expects interest rates to rise and extends the maturity when it expects interest rates to fall. This strategy seeks to enhance the returns from favorable interest rate changes and reduce the effect of unfavorable changes. The Adviser selects securities used to shorten or extend the portfolio's dollar-weighted average maturity by comparing the returns currently offered by different investments to their historical and expected returns.

Because the Portfolio refers to U.S. government investments in its name, it will notify shareholders at least 60 days in advance of any change in its investment policies that would enable the Fund to normally invest less than 80% of its assets in U.S. government investments.

SECURITIES AND TECHNIQUES

FIXED-INCOME SECURITIES

Fixed - income securities pay interest or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed-income security must repay the principal amount of the security, normally within a specified time.

The following describes the types of fixed income securities in which the Portfolio may principally invest:

U.S. Treasury Securities

Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risks.

Agency Securities

Agency securities are issued or guaranteed by a federal agency or other government sponsored entity (GSE) acting under federal authority. Some GSE securities are supported by the full faith and credit of the United States. These include the Government National Mortgage Association, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmer's Home Administration, Federal Financing Bank, General Services Administration, Farmer's Home Administration, Federal Financing Bank, General Service Administration, Department of Housing and Urban Development, Export-Import Bank, Overseas Private Investment Corporation, and Washington Metropolitan Area Transit Authority Bonds.

Other GSE securities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by (or otherwise make funds available to) the Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, and Tennessee Valley Authority in support of such obligations.

A few GSE securities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. These include the Farm Credit System, Financing Corporation, and Resolution Funding Corporation.

Investors regard agency securities as having low credit risks, but not as low as Treasury securities. The Fund treats mortgage-backed securities guaranteed by a GSE as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce market and prepayment risks.

Investing in Securities of Other Investment Companies

The Portfolio may invest its assets in securities of other investment companies, as an efficient means of carrying out its investment policies and managing its uninvested cash. It should be noted that investment companies incur certain expenses, such as management fees, and, therefore, any investment by the Portfolio in shares of other investment companies may be subject to such duplicate expenses. The Portfolio will limit its investment in other investment companies to not more than 3% of the total outstanding voting stock of any investment company, will invest no more than 5% of its total assets in any one investment company, and will invest no more than 10% of its total assets in investment companies in general.

Repurchase Agreements

Repurchase agreements are transactions in which the Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed-upon time and price. The repurchase price exceeds the sale price, reflecting the Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. The Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser. Repurchase agreements are subject to credit risks.

INVESTMENT RISKS

Interest Rate Risks

|X| Prices of fixed-income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed-income securities fall. However, market factors, such as demand for particular fixed-income securities, may cause the price of certain fixed-income securities to fall while the prices of other securities rise or remain unchanged.

|X| Interest rate changes have a greater effect on the price of fixed income securities with longer maturities. Money market funds try to minimize this risk by purchasing short-term securities.

Credit Risks

|X| Credit risk includes the possibility that a party to a transaction involving the Fund will fail to meet its obligations. This could cause the Fund to lose the benefit of the transaction or prevent the Fund from selling or buying other securities to implement its investment strategy.

Share Ownership Concentration Risks

|X| A majority of the Portfolio's Shares may be held by other mutual funds advised by the Adviser and its affiliates. It also is possible that some or all of these other mutual funds will decide to purchase or redeem shares of the Portfolio simultaneously or within a short period of time of one another in order to execute their asset allocation strategies. Accordingly, there is a risk that the Share trading activities of these shareholders could disrupt the Portfolio's investment strategies which could have adverse consequences for the Portfolio and other shareholders (e.g., by requiring the Portfolio to sell investments at inopportune times or causing the Portfolio to maintain larger-than-expected cash positions pending acquisition of investments).

Management Organization and Capital Structure

Investment Adviser

The Board of Trustees (the "Board") governs the Portfolio. The Board selects and oversees the Adviser, Federated Investment Management Company. The Adviser manages the Portfolio's assets, including buying and selling portfolio securities. Federated Advisory Services Company (FASC), an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Trust. The address of the Adviser and FASC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

The Adviser and other subsidiaries of Federated advise approximately 133 equity, fixed income and money market mutual funds as well as a variety of customized separately managed accounts, which totaled approximately $179 billion in assets as of December 31, 2004. Federated was established in 1955 and is one of the largest investment managers in the United States with approximately 1,385 employees. Federated provides investment products to more than 5,700 investment professionals and institutions.

Advisory Fees

The Adviser will not receive a fee for its investment advisory services.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D of the 1933 Act. It is anticipated that at least initially, Shares of the Portfolio will be available only to funds or accounts managed by the Adviser or its affiliates. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Pricing of Portfolio Shares

Shares can be purchased or redeemed any day the New York Stock Exchange (NYSE) is open. The Portfolio attempts to stabilize the NAV of its Shares at $1.00 by valuing the portfolio securities using the amortized cost method. The Portfolio cannot guarantee that its NAV will always remain at $1.00 per Share. The Portfolio does not charge a front-end sales charge. When the Transfer Agent receives a transaction request in proper form (as described herein), it is processed at the next determined NAV. NAV is determined at 5:00 p.m. (Eastern time) each day the NYSE is open; except that on those days on which the NYSE has scheduled an early close, NAV is determined two hours after the time of the early close. You may find information regarding NYSE holidays and scheduled early closes on the NYSE website.

Purchase of Portfolio Shares

Purchases should be made in accordance with procedures established by the Portfolio's Transfer Agent, State Street Bank and Trust Company.

Purchase orders for Shares of the Portfolio will receive the NAV next determined after the purchase order is received in proper form by the Portfolio's Transfer Agent. If a purchase order is received by the Transfer Agent by 5:00 p.m. (Eastern Time) and payment by wire is received by the close of the Federal Reserve wire transfer system, the shareholder will be entitled to that day's dividend.

The required minimum initial investment for Portfolio Shares is $25,000. There is no required minimum subsequent investment amount.

The Portfolio reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Redemption of Portfolio Shares

Redemption requests should be made in accordance with procedures established by the Transfer Agent.

Redemption requests will receive the NAV next determined after the request is received in proper form by the Transfer Agent. If a redemption order is received by the Transfer Agent by 5:00 p.m. (Eastern Time) and redemption proceeds are wired to the shareholder the same day, the shareholder will not be entitled to that day's dividend. If a redemption order is received by the Transfer Agent after 5:00 p.m. (Eastern Time), the shareholder will be entitled to that day's dividend, and redemption proceeds will be sent to the shareholder the following business day.

Redemption proceeds will normally be delivered within one business day after a request is received in proper form. Payment may be delayed up to seven days:

o     to allow a purchase order to clear;
o     during periods of market volatility; or
o when a shareholder's trade activity or amount adversely impacts the Portfolio's ability to manage its assets.

Redemption in Kind

Although the Portfolio intends to pay Share redemptions in cash, the Portfolio reserves the right to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Share Certificates

The Portfolio will not issue Share certificates.

Account Activity

Shareholders will receive periodic statements reporting all account activity, including dividends and capital gains paid.

Dividends and Capital Gains

The Portfolio declares dividends daily and pays them monthly to shareholders. Dividends are based on estimates of income, expenses and shareholder activity for the Portfolio. Actual income, expenses and shareholder activity may differ from estimates and differences, if any, will be included in the calculation of subsequent dividends.

The Portfolio does not expect to realize any capital gains or losses. If capital gains or losses were to occur, they could result in an increase or decrease in dividends. The Portfolio pays any capital gains at least annually. Dividends capital gains distributions will be automatically reinvested in additional Shares without a sales charge, unless the shareholder elects cash payments.

Tax Consequences

Portfolio distributions are taxable to the shareholder whether paid in cash or reinvested in the Portfolio. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Portfolio holds its assets.

Portfolio distributions are expected to be primarily dividends. Redemptions are taxable sales.

Frequent Trading Polices

Given the short-term nature of the Portfolio's investments and its use of the amortized cost method for calculating the NAV of Portfolio Shares, the Portfolio does not anticipate that in the normal case frequent or short-term trading into and out of the Portfolio will have significant adverse consequences for the Portfolio and its shareholders. For this reason and because the Portfolio is intended to be used as a liquid short-term investment, the Portfolio's Board has not adopted policies or procedures to discharge frequent or short-term trading of the Portfolio's Shares.

Portfolio Holdings Information

The Portfolio's Annual and Semi-Annual Reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and fourth fiscal quarters, and its Quarterly Reports on Form N-Q, which contain complete listings of the Portfolio's holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Annual and Semi-Annual Reports are filed within 70 days, and Quarterly Reports on Form N-Q are filed within 60 days, after the end of the fiscal quarter.

Legal Proceedings

Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed requests for information on shareholder trading activities in the Federated funds ("Funds") from the SEC, the New York State Attorney General, and the National Association of Securities Dealers. Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.

As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund. The investigation has also identified inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times. Federated has issued a series of press releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them. In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website at FederatedInvestors.com, and any future press releases on this subject will also be posted there.

Shortly after Federated's first public announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods beginning November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.

Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and Rule 12b-1 fees, and seeking damages of unspecified amounts.

The board of the Funds has retained the law firm of Dickstein Shapiro Morin & Oshinsky LLP to represent the Funds in these lawsuits. Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.

Distribution Arrangements

Federated Securities Corp. is the Trust's Placement Agent. It receives no fee for its services.

A Statement of Additional Information (SAI) dated August 25, 2005, is incorporated by reference into this Offering Memorandum. Additional information about the Portfolio and its investments is contained in the Portfolio's SAI and Annual and Semi-Annual Reports to shareholders as they become available. The SAI contains a description of the Portfolio's policies and procedures with respect to the disclosure of its portfolio securities. Because the Portfolio is offered on a private placement basis, the Offering Memorandum, SAI and Annual and Semi-Annual Reports are not available on Federated's website.

You can obtain information about the Portfolio (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Fund information from the EDGAR Database on the SEC's website at www.sec.gov. You can purchase copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.












Cusip 31409N309
33500 (8/05)




                          FEDERATED GOVERNMENT POOL
                     A Portfolio of Federated Core Trust
                   CONFIDENTIAL PRIVATE OFFERING MEMORANDUM
                                    Part B
       (information required in a Statement of Additional Information)
                               August 25, 2005

This Part B is not a prospectus. Read this Part B in conjunction with the Part A for Federated Government Pool (Portfolio) dated August 25, 2005. Obtain Part A without charge by calling 1-800-341-7400.


Table of Contents
Portfolio History                                     2
Investments, Techniques, Risks and Limitations        2
Redemption in Kind                                    6
Massachusetts Partnership Law                         7
Account and Share Information                         7
Taxation of the Portfolio                             7
Management of the Trust                               7
Investment Advisory and Other Services               13
Brokerage Allocation and Other Practices             17
Capital Stock and Other Securities                   18
Shareholder Information                              18
Addresses                                            19
Appendix                                             20







Portfolio History

The Portfolio is a diversified portfolio of Federated Core Trust (the "Trust"). The Trust is an open-end, management investment company that was established under the laws of the Commonwealth of Massachusetts on August 21, 1996. The Trust may offer separate series of shares of beneficial interest representing interests in separate portfolios of securities. The Portfolio's investment adviser is Federated Investment Management Company (Adviser).

Investments, Techniques, Risks and Limitations

SECURITIES DESCRIPTIONS AND TECHNIQUES

In addition to the principal securities listed in Part A, the Portfolio may also invest in the following:

Zero Coupon Securities
Zero coupon securities do not pay interest or principal until final maturity, unlike debt securities that provide periodic payments of interest (referred to as a "coupon payment"). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security.

Callable Securities

Certain fixed-income securities in which the Portfolio invests are callable at the option of the issuer. Callable securities are subject to call risks.

Mortgage-backed Securities

Mortgage-backed securities represent interests in pools of mort-gages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage-backed securities are pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and prepayments from the underlying mortgages. As a result, the holders assume all the pre-payment risks of the underlying mortgages.

SPECIAL TRANSACTIONS

Delayed Delivery Transactions

Delayed delivery transactions, including when-issued transactions, are arrangements in which the Portfolio buys securities for a set price, with payment and delivery of the securities scheduled for a future time. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio. The Portfolio records the transaction when it agrees to buy the securities and reflects their value in determining the price of its Shares. Settlement dates may be a month or more after entering into these transactions so that the market values of the securities bought may vary from the purchase prices. Therefore, delayed delivery transactions create interest rate risks for the Portfolio. Delayed delivery transactions also involve credit risks in the event of a counterparty default The Portfolio will purchase and sell securities through regular way settlement, so that delivery of the security from the seller to the buyer will occur within the time frame that the secu-rities industry has established for that type of security.

Securities Lending

The Portfolio may lend portfolio securities to borrowers that the Adviser deems creditworthy. In return, the Portfolio receives cash or liquid securities from the borrower as collateral. The borrower must furnish additional collateral if the market value of the loaned securities increases. Also, the borrower must pay the Portfolio the equivalent of any dividends or interest received on the loaned securities. The Portfolio will reinvest cash collateral in securities that qualify as an acceptable investment for the Portfolio. However, the Portfolio must pay interest to the borrower for the use of cash collateral. Loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio will not have the right to vote on securities while they are on loan, but it will terminate a loan in anticipation of any important vote. The Portfolio may pay administrative and custodial fees in connection with a loan and may pay a negotiated por-tion of the interest earned on the cash collateral to a securities lending agent or broker.

Inter-Fund Borrowing and Lending Arrangements

The Securities and Exchange Commission (SEC) has granted an exemption that permits the Portfolio and all other Funds advised by subsidiaries of Federated Investors, Inc. (Federated funds) to lend and borrow money for certain temporary purposes directly to and from other Federated funds. Participation in this inter-fund lending program is voluntary for both borrowing and lending Federated funds, and an inter-fund loan is only made if it benefits each participating Federated fund. Federated Investors, Inc. (Federated) administers the program according to procedures approved by the Portfolio's Board of Trustees (the "Board"), and the Board monitors the operation of the program. Any inter-fund loan must comply with certain conditions set out in the exemption, which are designed to assure fairness and protect all participating Federated funds.

For example, inter-fund lending is permitted only (a) to meet shareholder redemption requests, and (b) to meet commitments arising from "failed" trades. All inter-fund loans must be repaid in seven days or less. The Portfolio's participation in this program must be consistent with its investment policies and limitations, and must meet certain percentage tests. Inter-fund loans may be made only when the rate of interest to be charged is more attractive to the lending Federated fund than market-competitive rates on overnight repurchase agreements (Repo Rate) and more attractive to the borrowing Federated fund than the rate of interest that would be charged by an unaffiliated bank for short-term borrowings (Bank Loan Rate), as determined by the Board. The interest rate imposed on inter-fund loans is the average of the Repo Rate and the Bank Loan Rate.

Asset Coverage

In order to secure its obligations in connection with special transactions, the Portfolio will either own the underlying assets or set aside readily marketable securities with a value that equals or exceeds the Portfolio's obligations. Unless the Portfolio has other readily marketable assets to set aside, it cannot trade assets used to secure such obliga-tions without terminating a special transaction. This may cause the Portfolio to miss favorable trading opportunities or to realize losses on special transactions.

Reverse Repurchase Agreements

Reverse repurchase agreements are repurchase agreements in which the Portfolio is the seller (rather than the buyer) of the securities, and agrees to repurchase them at an agreed upon time and price. A reverse repurchase agreement may be viewed as a type of borrowing by the Portfolio. Reverse repurchase agreements are subject to credit risks. In addition, reverse repurchase agreements create leverage risks because the Portfolio must repurchase the underlying security at a higher price, regardless of the market value of the security at the time of repurchase.

INVESTMENT RISKS

There are many factors which may effect an investment in the Portfolio. The Portfolio's principal risks are described in Part A. Additional risk factors are outlined below.

Call Risks

If a fixed-income security is called, the Portfolio may have to reinvest the proceeds in other fixed-income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

Prepayment Risks


Unlike traditional fixed-income securities, which pay a fixed rate of interest until maturity (when the entire principal amount is due) payments on mortgage-backed securities include both inter-est and a partial payment of principal. Partial payment of principal may be comprised of scheduled principal payments as well as unscheduled payments from the voluntary prepayment, refinanc-ing or foreclosure of the underlying loans. These unscheduled prepayments of principal create risks that can adversely affect the Portfolio holding mortgage-backed securities.

For example, when interest rates decline, the values of mortgage-backed securities generally rise. However, when interest rates decline, unscheduled prepayments can be expected to accelerate, and the Portfolio would be required to reinvest the proceeds of the prepayments at the lower interest rates then available. Unscheduled prepayments would also limit the potential for capital appre-ciation on mortgage-backed securities.

Conversely, when interest rates rise, the values of mortgage-backed securities generally fall. Since rising interest rates typically result in decreased prepayments, this could lengthen the average lives of mortgage-backed securities, and cause their value to decline more than traditional fixed-income securities.

Leverage Risks

Leverage risk is created when an investment exposes the Portfolio to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Portfolio's risk of loss and potential for gain.

FUNDAMENTAL INVESTMENT OBJECTIVE

The Portfolio's fundamental investment objective is to provide current income consistent with stability of principal. The investment objective may not be changed by the Portfolio's Board without shareholder approval.

INVESTMENT LIMITATIONS

Diversification of Investments

With respect to securities comprising 75% of the value of its total assets, the Portfolio will not purchase securities of any one issuer (other than cash; cash items; securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such U.S. government securities; and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in securities of that issuer, or the Portfolio would own more than 10% of the outstanding voting securities of that issuer. As a matter of non-fundamental policy, the Portfolio complies with the diversification requirements of Rule 2a-7, which are more rigorous.

Borrowing Money and Issuing Senior Securities

The Portfolio may borrow money, directly or indirectly, and issue senior securities to the maximum extent permitted under the Investment Company Act of 1940 (1940 Act).

Investing in Real Estate

The Portfolio may not purchase or sell real estate, provided that this restriction does not prevent the Portfolio from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. The Portfolio may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

Investing in Commodities

The Portfolio may not purchase or sell physical commodities, provided that the Portfolio may purchase securities of companies that deal in commodities. For the purposes of this restriction, investments in transactions involving futures contracts and options, forward currency contracts, swap transactions and other financial contracts that settle by payment of cash are not deemed to be investments in commodities.

Underwriting

The Portfolio may not underwrite the securities of other issuers, except that a Portfolio may engage in transactions involving the acquisition, disposition or resale of its portfolio securities, under circumstances where it may be considered to be an underwriter under the Securities Act of 1933.

Lending

The Portfolio may not make loans, provided that this restriction does not prevent a Portfolio from purchasing debt obligations, entering into repurchase agreements, lending its assets to broker/dealers or institutional investors and investing in loans, including assignments and participation interests.

Concentration of Investments

The Portfolio will not make investments that will result in the concentration of its investments in the securities of issuers primarily engaged in the same industry, except that the Portfolio may invest 25% or more of the value of its total assets in obligations of issuers in the banking industry or in obligations, such as repurchase agreements, secured by such obligations. Government securities, municipal securities and bank instruments will not be deemed to constitute an industry.

The above limitations cannot be changed unless authorized by the Board and by the "vote of a majority of its outstanding voting securities," as defined by the 1940 Act. The following limitations, however, may be changed by the Board without shareholder approval. Shareholders will be notified before any material change in these limitations becomes effective.

Pledging Assets

The Portfolio will not mortgage, pledge, or hypothecate any of its assets, provided that this shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities.

Purchases on Margin

The Portfolio will not purchase securities on margin, provided that the Portfolio may obtain short-term credits necessary for the clearance of purchases and sales of securities.

Investing in Illiquid Securities

The Portfolio will not purchase securities for which there is no readily available market, or enter into repurchase agreements or purchase time deposits maturing in more than seven days, if immediately after and as a result, the value of such securities would exceed, in the aggregate, 10% of the Portfolio's net assets.

Restricted Securities

The Portfolio may invest in securities subject to restriction on resale under the federal securities laws.

For purposes of the commodities limitation, the Portfolio does not consider financial futures contracts to be commodities.

For purposes of the concentration limitation, investments in certain industrial development bonds funded by activities in a single industry will be deemed to constitute investment in an industry. In addition: (a) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (b) financial service companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; and (c) asset- backed securities will be classified according to the underlying assets securing such securities. To conform to the current view of the SEC that only domestic bank instruments may be excluded from industry concentration limitations, the Portfolio will not exclude foreign bank instruments from industry concentration limits as long as the policy of the SEC remains in effect. The Portfolio will consider concentration to be the investment of more than 25% of the value of its total assets in any one industry.

For purposes of the diversification limitation, the Portfolio considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings association having capital, surplus and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

Except with respect to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such limitation.

REGULATORY COMPLIANCE

The Portfolio may follow non-fundamental operational policies that are more restrictive than its fundamental investment limitations, as set forth in the prospectus and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. In particular, the Portfolio will comply with the various requirements of Rule 2a-7 (the "Rule"), which regulates money market mutual funds. The Portfolio will determine the effective maturity of its investments according to the Rule. The Portfolio may change these operational policies to reflect changes in the laws and regulations without the approval of its shareholders.

DETERMINING MARKET VALUE OF SECURITIES

The Board has decided that the best method for determining the value of portfolio instruments is amortized cost. Under this method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accumulation of discount rather than at current market value. Accordingly, neither the amount of daily income nor the net asset value (NAV) is affected by any unrealized appreciation or depreciation of the portfolio. In periods of declining interest rates, the indicated daily yield on Shares of the Portfolio computed by dividing the annualized daily income on the Portfolio by the NAV computed as above may tend to be higher than a similar computation made by using a method of valuation based upon market prices and estimates. In periods of rising interest rates, the opposite may be true.

The Portfolio's use of the amortized cost method of valuing portfolio instruments depends on its compliance with certain conditions in the Rule. Under the Rule, the Board must establish procedures reasonably designed to stabilize the NAV per Share, as computed for purposes of distribution and redemption, at $1.00 per Share, taking into account current market conditions and the Portfolio's investment objective. The procedures include monitoring the relationship between the amortized cost value per Share and the NAV per Share based upon available indications of market value. The Board will decide what, if any, steps should be taken if there is a difference of more than 0.5 of 1% between the two values. The Board will take any steps it considers appropriate (such as redemption in kind or shortening the average portfolio maturity) to minimize any material dilution or other unfair results arising from differences between the two methods of determining NAV.

Redemption In Kind

Although the Portfolio intends to pay Share redemptions in cash, it reserves the right, as described below, to pay the redemption price in whole or in part by a distribution of the Portfolio's portfolio securities.

Because the Portfolio has elected to be governed by Rule 18f-1 under the 1940 Act, the Portfolio is obligated to pay Share redemptions to any one shareholder in cash only up to the lesser of $250,000 or 1% of the net assets represented by such Share class during any 90-day period.

Any Share redemption payment greater than this amount will also be in cash unless the Portfolio's Board determines that payment should be in kind. In such a case, the Portfolio will pay all or a portion of the remainder of the redemption in portfolio securities, valued in the same way as the Portfolio determines its NAV. The portfolio securities will be selected in a manner that the Portfolio's Board deems fair and equitable and, to the extent available, such securities will be readily marketable.

Redemption in kind is not as liquid as a cash redemption. If redemption is made in kind, shareholders receiving the portfolio securities and selling them before their maturity could receive less than the redemption value of the securities and could incur certain transaction costs.

Massachusetts Partnership Law

Under certain circumstances, shareholders may be held personally liable as partners under Massachusetts law for obligations of the Portfolio. To protect its shareholders, the Portfolio has filed legal documents with Massachusetts that expressly disclaim the liability of its shareholders for acts or obligations of the Portfolio.

In the unlikely event a shareholder is held personally liable for the Portfolio's obligations, the Portfolio is required by the Declaration of Trust to use its property to protect or compensate the shareholder. On request, the Portfolio will defend any claim made and pay any judgment against a shareholder for any act or obligation of the Portfolio. Therefore, financial loss resulting from liability as a shareholder will occur only if the Portfolio itself cannot meet its obligations to indemnify shareholders and pay judgments against them.

Account and Share Information

VOTING RIGHTS

Each Share of the Portfolio gives the shareholder one vote in Trustee elections and other matters submitted to shareholders for vote. All Shares of the Portfolio have equal voting rights.

Trustees may be removed by the Board or by shareholders at a special meeting. A special meeting of shareholders will be called by the Board upon the written request of shareholders who own at least 10% of the Trust's outstanding shares of all series entitled to vote.

Taxation of the Portfolio

The Fund intends to meet requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment com-panies. If these requirements are not met, it will not receive spe-cial tax treatment and will be subject to federal corporate income tax.

The Portfolio will be treated as a single, separate entity for federal income tax purposes so that income earned and capital gains and losses realized by the Trust's other portfolios will be separate from those realized by the Portfolio.

Management of the Trust

BOARD OF TRUSTEES, MANAGEMENT INFORMATION, COMPENSATION

The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. The following tables give information about each Board member and the senior officers of the Portfolio. Where required, the tables separately list Board members who are "interested persons" of the Portfolio (i.e., "Interested" Board members) and those who are not (i.e., "Independent" Board members). Unless otherwise noted, the address of each person listed is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA. As of December 31, 2004, the Trust comprised two portfolios, and the Federated Portfolio Complex consisted of 44 investment companies (comprising 133 portfolios). Unless otherwise noted, each Officer is elected annually. Unless otherwise noted, each Board member oversees all portfolios in the Federated Portfolio Complex and serves for an indefinite term.



As of the date of this Part B, the Portfolio's Board and Officers did not own any of the Portfolio's outstanding Shares.


INTERESTED TRUSTEES BACKGROUND AND COMPENSATION

Name                                                                                               Total
Birth Date                                                                ---------------      Compensation
Address                                                                      Aggregate   -----From Trust and
Positions Held with Trust     Principal Occupation(s) for Past Five        Compensation          Federated
Date Service Began             Years, Other Directorships Held and        From Portfolio         Portfolio
                                      Previous Position(s)                 (past fiscal           Complex
                                                                              year)+          (past calendar
                                                                                                   year)
                             Principal Occupations: Chairman and                N/A                 $0
John F. Donahue*             Director or Trustee of the Federated
Birth Date: July 28, 1924    Portfolio Complex; Chairman and
CHAIRMAN AND TRUSTEE         Director, Federated Investors, Inc.
Began serving: August        ---------------------------------------
1996
                             Previous Positions: Trustee, Federated
                             Investment Management Company and
                             Chairman and Director, Federated
                             Investment Counseling.

                             Principal Occupations: Director or                 N/A              $148,500
Lawrence D. Ellis, M.D.*     Trustee of the Federated Portfolio
Birth Date: October 11,      Complex; Professor of Medicine,
1932                         University of Pittsburgh; Medical
3471 Fifth Avenue            Director, University of Pittsburgh
Suite 1111                   Medical Center Downtown; Hematologist,
Pittsburgh, PA               Oncologist and Internist, University
TRUSTEE                      of Pittsburgh Medical Center.
Began serving: August
1996                         Other Directorships Held: Member,
                             National Board of Trustees, Leukemia
                             Society of America.

                             Previous Positions: Trustee,
                             University of Pittsburgh; Director,
                             University of Pittsburgh Medical
                             Center.

**    John F. Donahue is "interested" due to the position he holds with
Federated and its subsidiaries. Lawrence D. Ellis, M.D. is "interested"
because his son-in-law is employed by the Portfolio's principal underwriter,
Federated Securities Corp.
------------------------------------------------------------------------------
+ Because the Portfolio is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Portfolio's next fiscal year.



INDEPENDENT TRUSTEES BACKGROUND AND COMPENSATION

Name                                                                                                      Total Compensation
Birth Date                                                               -----------------------            From Trust and
Address                                                                         Aggregate            Federated Portfolio Complex
Positions Held with          Principal Occupation(s) for Past Five            Compensation               (past calendar year)
Trust                        Years, Other Directorships Held and             From Portfolio
Date Service Began           Previous Position(s)                          (past fiscal year)+
                             Principal Occupation: Director or                     N/A                         $163,350
Thomas G. Bigley             Trustee of the Federated Portfolio
Birth Date: February 3,      Complex.
1934
15 Old Timber Trail          Other Directorships Held: Director,
Pittsburgh, PA               Member of Executive Committee,
TRUSTEE                      Children's Hospital of Pittsburgh;
Began serving: August        Director, University of Pittsburgh.
1996
                             Previous Position: Senior Partner,
                             Ernst & Young LLP.

                             Principal Occupations: Director or                    N/A                         $163,350
John T. Conroy, Jr.          Trustee of the Federated Portfolio
Birth Date: June 23, 1937    Complex; Chairman of the Board,
Investment Properties        Investment Properties Corporation;
Corporation                  Partner or Trustee in private real
3838 North Tamiami Trail     estate ventures in Southwest Florida.
Suite 402
Naples, FL                   Previous Positions: President,
TRUSTEE                      Investment Properties Corporation;
Began serving: August        Senior Vice President, John R. Wood and
1996                         Associates, Inc., Realtors; President,
                             Naples Property Management, Inc. and
                             Northgate Village Development
                             Corporation.

                             Principal Occupation: Director or                     N/A                         $163,350
Nicholas P. Constantakis     Trustee of the Federated Portfolio
Birth Date: September 3,     Complex.
1939
175 Woodshire Drive          Other Directorships Held: Director and
Pittsburgh, PA               Member of the Audit Committee, Michael
TRUSTEE                      Baker Corporation (engineering and
Began serving: February      energy services worldwide).
1998
                             Previous Position: Partner, Anderson
                             Worldwide SC.

                             Principal Occupation: Director or                     N/A                         $148,500
John F. Cunningham           Trustee of the Federated Portfolio
Birth Date: March 5, 1943    Complex.
353 El Brillo Way
Palm Beach, FL               Other Directorships Held: Chairman,
TRUSTEE                      President and Chief Executive Officer,
Began serving: January       Cunningham & Co., Inc. (strategic
1999                         business consulting); Trustee
                             Associate, Boston College.

                             Previous Positions: Director, Redgate
                             Communications and EMC Corporation
                             (computer storage systems); Chairman of
                             the Board and Chief Executive Officer,
                             Computer Consoles, Inc.; President and
                             Chief Operating Officer, Wang
                             Laboratories; Director, First National
                             Bank of Boston; Director, Apollo
                             Computer, Inc.

                             Principal Occupation: Director or                     N/A                         $148,500
Peter E. Madden              Trustee of the Federated Portfolio
Birth Date: March 16,        Complex.
1942
One Royal Palm Way           Other Directorships Held: Board of
100 Royal Palm Way           Overseers, Babson College.
Palm Beach, FL
TRUSTEE                      Previous Positions: Representative,
Began serving: August        Commonwealth of Massachusetts General
1996                         Court; President, State Street Bank and
                             Trust Company and State Street
                             Corporation (retired); Director, VISA
                             USA and VISA International; Chairman
                             and Director, Massachusetts Bankers
                             Association; Director, Depository Trust
                             Corporation; Director, The Boston Stock
                             Exchange.

                             Principal Occupations: Director or                    N/A                         $163,350
Charles F. Mansfield, Jr.    Trustee of the Federated Portfolio
Birth Date: April 10,        Complex; Management Consultant;
1945                         Executive Vice President, DVC Group,
80 South Road                Inc. (marketing, communications and
Westhampton Beach, NY        technology) (prior to 9/1/00).
TRUSTEE
Began serving: January       Previous Positions: Chief Executive
1999                         Officer, PBTC International Bank;
                             Partner, Arthur Young & Company (now
                             Ernst & Young LLP); Chief Financial
                             Officer of Retail Banking Sector, Chase
                             Manhattan Bank; Senior Vice President,
                             HSBC Bank USA (formerly, Marine Midland
                             Bank); Vice President, Citibank;
                             Assistant Professor of Banking and
                             Finance, Frank G. Zarb School of
                             Business, Hofstra University.

                             Principal Occupations: Director or                    N/A                         $178,200
John E. Murray, Jr.,         Trustee of the Federated Portfolio
J.D., S.J.D.                 Complex; Chancellor and Law Professor,
Birth Date: December 20,     Duquesne University; Partner, Murray,
1932                         Hogue & Lannis.
Chancellor, Duquesne
University                   Other Directorships Held: Director,
Pittsburgh, PA               Michael Baker Corp. (engineering,
TRUSTEE                      construction, operations and technical
Began serving: August        services).
1996
                             Previous Positions: President, Duquesne
                             University; Dean and Professor of Law,
                             University of Pittsburgh School of Law;
                             Dean and Professor of Law, Villanova
                             University School of Law.

                             Principal Occupations:  Director or                   N/A                         $148,500
Marjorie P. Smuts            Trustee of the Federated Portfolio
Birth Date: June 21, 1935    Complex; Public Relations/Marketing
4905 Bayard Street           Consultant/Conference Coordinator.
Pittsburgh, PA
TRUSTEE                      Previous Positions: National
Began serving: August        Spokesperson, Aluminum Company of
1996                         America; television producer;
                             President, Marj Palmer Assoc.; Owner,
                             Scandia Bord.

                             Principal Occupations:  Director or                   N/A                         $148,500
John S. Walsh                Trustee of the Federated Portfolio
Birth Date: November 28,     Complex; President and Director, Heat
1957                         Wagon, Inc. (manufacturer of
2604 William Drive           construction temporary heaters);
Valparaiso, IN               President and Director, Manufacturers
TRUSTEE                      Products, Inc. (distributor of portable
Began serving: January       construction heaters); President,
1999                         Portable Heater Parts, a division of
                             Manufacturers Products, Inc.

                             Previous Position: Vice President,
                             Walsh & Kelly, Inc.

+ Because the Portfolio is a new portfolio of the Trust, Trustee compensation has not yet been earned and will be reported following the Portfolio's next fiscal year.
------------------------------------------------------------------------------


OFFICERS**

              Name
           Birth Date
             Address
    Positions Held with Trust
---------------------------------          Principal Occupation(s) and Previous Position(s)
       Date Service Began
                                        Principal Occupations: Executive Vice President and
John W. McGonigle                       Secretary of the Federated Portfolio Complex;
Birth Date: October 26, 1938            Executive Vice President, Secretary and Director,
EXECUTIVE VICE PRESIDENT AND            Federated Investors, Inc.
SECRETARY
Began serving: November 1997            Previous Positions: Trustee, Federated Investment
                                        Management Company and Federated Investment
                                        Counseling; Director, Federated Global Investment
                                        Management Corp., Federated Services Company and
                                        Federated Securities Corp.

                                        Principal Occupations: Vice President of some of the
John B. Fisher                          Portfolios in the Federated Portfolio Complex; and
Birth Date: May 16, 1956                President and Director of the Institutional Sales
PRESIDENT                               Division of Federated Securities Corp., which is a
Began serving: November 2004            wholly owned subsidiary of Federated. Mr. Fisher is
                                        responsible for the distribution of Federated's
                                        products and services to investment advisors,
                                        insurance companies, retirement plans, and
                                        corporations. In addition, Mr. Fisher serves as
                                        President and Director of Federated Investment
                                        Counseling, a wholly owned subsidiary of Federated
                                        involved in the management of separate accounts and
                                        sub-advised mandates. He is also President,
                                        Technology, Federated Services Corp. responsible for
                                        the technological infrastructure of the various
                                        Federated companies. He is also Director, Edgewood
                                        Securities Corp., as well as Director, Federated
                                        Investors Trust Company.

                                        Previous Positions: Senior Vice President of Federated
                                        Investment Counseling.

                                        Principal Occupations: Principal Financial Officer and
Richard J. Thomas                       Treasurer of the Federated Portfolio Complex; Senior
Birth Date: June 17, 1954               Vice President, Federated Administrative Services.
TREASURER
Began serving: November 1998            Previous Positions: Vice President, Federated
                                        Administrative Services; held various management
                                        positions within Portfolios Financial Services
                                        Division of Federated Investors, Inc.

                                        Principal Occupations: Vice Chairman or Vice President
Richard B. Fisher                       of some of the Portfolios in the Federated Portfolio
Birth Date: May 17, 1923                Complex; Vice Chairman, Federated Investors, Inc.;
VICE PRESIDENT                          Chairman, Federated Securities Corp.
Began serving: November 1997
                                        Previous Positions: President and Director or Trustee
                                        of some of the Portfolios in the Federated Portfolio
                                        Complex; Executive Vice President, Federated
                                        Investors, Inc. and Director and Chief Executive
                                        Officer, Federated Securities Corp.

                                        Principal Occupations:  Mr. Ostrowski joined Federated
Robert J. Ostrowski                     in 1987 as an Investment Analyst and became a
Birth Date: April 26, 1963              Portfolio Manager in 1990. He was named Chief
CHIEF INVESTMENT OFFICER                Investment Officer of taxable fixed income products in
Began serving: May 2004                 2004 and also serves as a Senior Portfolio Manager. He
                                        has been a Senior Vice President of the Portfolio's
                                        Adviser since 1997. Mr. Ostrowski is a Chartered
                                        Financial Analyst. He received his M.S. in Industrial
                                        Administration from Carnegie Mellon University.
                                        -------------------------------------------------------


Todd A. Abraham
Birth Date: February 10, 1966
VICE PRESIDENT
Began serving: May 2003                  Todd A. Abraham is Vice President of the Trust. Mr.
                                         Abraham has been a Portfolio Manager since 1995 and a Vice
                                         President of the Portfolio's Adviser since 1997. Mr. Abraham joined Federated in 1993 as an Investment Analyst and served as
                                         Assistant Vice President from 1995 to 1997. Mr. Abraham served as a Portfolio Analyst at Ryland Mortgage Co. from 1992-1993. Mr.
                                         Abraham is a Chartered Financial Analyst and received his M.B.A.
                                         in Finance from Loyola College.


                                        Mark E. Durbiano is Vice President of the Trust. Mr.
Mark E. Durbiano                        Durbiano joined Federated in 1982 and has been a
Birth Date: September 21, 1959          Senior Portfolio Manager and a Senior Vice President
VICE PRESIDENT                          of the Portfolio's Adviser since 1996. From 1988
Began serving: November 1998            through 1995, Mr. Durbiano was a Portfolio Manager and
                                        a Vice President of the Portfolio's Adviser. Mr.
                                        Durbiano is a Chartered Financial Analyst and received
                                        his M.B.A. in Finance from the University of
                                        Pittsburgh.

**    Officers do not receive any compensation from the Portfolio.
------------------------------------------------------------------------------


COMMITTEES OF THE BOARD
                                                                                             Meetings
   Board            Committee                                                                   Held
 Committee           Members                        Committee Functions                      During
                                                                                                Last
                                                                                             Fiscal
                                                                                                Year
Executive                              In between meetings of the full Board, the               Six
               John F. Donahue         Executive Committee generally may exercise
               John E. Murray,         all the powers of the full Board in the
               Jr., J.D., S.J.D.       management and direction of the business and
                                       conduct of the affairs of the Trust in such
                                       manner as the Executive Committee shall deem
                                       to be in the best interests of the Trust.
                                       However, the Executive Committee cannot elect
                                       or remove Board members, increase or decrease
                                       the number of Trustees, elect or remove any
                                       Officer, declare dividends, issue shares or
                                       recommend to shareholders any action
                                       requiring shareholder approval.

Audit                                  The purposes of the Audit Committee are to              Seven
               Thomas G. Bigley        oversee the accounting and financial
               John T. Conroy, Jr.     reporting process of the Portfolio, the
               Nicholas P.             Portfolio's internal control over financial
               Constantakis            reporting, and the quality, integrity and
               Charles F.              independent audit of the Portfolio's
               Mansfield, Jr.          financial statements.  The Committee also
                                       oversees or assists the Board with the
                                       oversight of compliance with legal
                                       requirements relating to those matters,
                                       approves the engagement and reviews the
                                       qualifications, independence and performance
                                       of the Portfolio's independent registered
                                       public accounting firm, acts as a liaison
                                       between the independent registered public
                                       accounting firm and the Board and reviews the
                                       Portfolio's internal audit function.

Nominating                                                                                      One
               Thomas G. Bigley        The Nominating Committee, whose members
               John T. Conroy, Jr.     consist of all Independent Trustees, selects
               Nicholas P.             and nominates persons for election to the
               Constantakis            Portfolio's Board when vacancies occur. The
               John F. Cunningham      Committee will consider candidates
               Peter E. Madden         recommended by shareholders, Independent
               Charles F.              Trustees, officers or employees of any of the
               Mansfield, Jr.          Portfolio's agents or service providers and
               John E. Murray, Jr.     counsel to the Portfolio. Any shareholder who
               Marjorie P. Smuts       desires to have an individual considered for
               John S. Walsh           nomination by the Committee must submit a
                                       recommendation in writing to the Secretary of
                                       the Portfolio, at the Portfolio's address
                                       appearing on the back cover of this Part B.
                                       The recommendation should include the name
                                       and address of both the shareholder and the
                                       candidate and detailed information concerning
                                       the candidate's qualifications and
                                       experience. In identifying and evaluating
                                       candidates for consideration, the Committee
                                       shall consider such factors as it deems
                                       appropriate.  Those factors will ordinarily
                                       include:  integrity, intelligence,
                                       collegiality, judgment, diversity, skill,
                                       business and other experience, qualification
                                       as an "Independent Trustee," the existence of
                                       material relationships which may create the
                                       appearance of a lack of independence,
                                       financial or accounting knowledge and
                                       experience, and dedication and willingness to
                                       devote the time and attention necessary to
                                       fulfill Board responsibilities.



------------------------------------------------------------------------------


BOARD OWNERSHIP OF SHARES IN THE PORTFOLIO AND IN THE FEDERATED FAMILY OF INVESTMENT COMPANIES AS OF DECEMBER 31, 2004


                                                                Aggregate
                                                             Dollar Range of
                            Dollar Range of                  Shares Owned in
Interested                    Shares Owned                      Federated
Board Member Name             in Portfolio                      Family of
                                                                Investment
                                                                Companies
John F. Donahue                   None                        Over $100,000
Lawrence D. Ellis, M.D.           None                        Over $100,000

Independent
Board Member Name
Thomas G. Bigley                  None                        Over $100,000
John T. Conroy, Jr.               None                        Over $100,000
Nicholas P. Constantakis          None                        Over $100,000
John F. Cunningham                None                        Over $100,000
Peter E. Madden                   None                        Over $100,000
Charles F. Mansfield,             None                          $50,001 -
Jr.                                                              $100,000
John E. Murray, Jr.,              None                        Over $100,000
J.D., S.J.D.
Marjorie P. Smuts                 None                        Over $100,000
John S. Walsh                     None                        Over $100,000

------------------------------------------------------------------------------

Investment Advisory and Other Services

INVESTMENT ADVISER

The Adviser conducts investment research and makes investment decisions for the Portfolio.

The Adviser is a wholly owned subsidiary of Federated.

The Adviser shall not be liable to the Trust or any Portfolio shareholder for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.

As required by the 1940 Act, the Portfolio's Board has reviewed the Portfolio's investment advisory contract. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to continue the existing arrangements. During its review of the contract, the Board considers many factors, among the most material of which are: the Portfolio's investment objectives and long term performance; the Adviser's management philosophy, personnel and processes; the preferences and expectations of Portfolio shareholders and their relative sophistication; the continuing state of competition in the mutual Portfolio industry; comparable fees in the mutual Portfolio industry; the range and quality of services provided to the Portfolio and its shareholders by the Federated organization in addition to investment advisory services; and the Portfolio's relationship to the Federated Portfolios.

In assessing the Adviser's performance of its obligations, the Board also considers whether there has occurred a circumstance or event that would constitute a reason for it to not renew an advisory contract. In this regard, the Board is mindful of the potential disruptions of the Portfolio's operations and various risks, uncertainties and other effects that could occur as a result of a decision to terminate or not renew an advisory contract. In particular, the Board recognizes that most shareholders have invested in the Portfolio on the strength of the Adviser's industry standing and reputation and in the expectation that the Adviser will have a continuing role in providing advisory services to the Portfolio.
The Board also considers the compensation and benefits received by the Adviser. This includes fees received for services provided to the Portfolio by other entities in the Federated organization and research services received by the Adviser from brokers that execute Portfolio trades, as well as advisory fees. In this regard, the Board is aware that various courts have interpreted provisions of the 1940 Act and have indicated in their decisions that the following factors may be relevant to an Adviser's compensation: the nature and quality of the services provided by the Adviser, including the performance of the Portfolio; the Adviser's cost of providing the services; the extent to which the Adviser may realize "economies of scale" as the Portfolio grows larger; any indirect benefits that may accrue to the Adviser and its affiliates as a result of the Adviser's relationship with the Portfolio; performance and expenses of comparable Portfolios; and the extent to which the independent Board members are fully informed about all facts bearing on the Adviser's service and fee. The Portfolio's Board is aware of these factors and takes them into account in its review of the Portfolio's advisory contract.

The Board considers and weighs these circumstances in light of its substantial accumulated experience in governing the Portfolio and working with Federated on matters relating to the Federated Portfolios, and is assisted in its deliberations by the advice of independent legal counsel. In this regard, the Board requests and receives a significant amount of information about the Portfolio and the Federated organization. Federated provides much of this information at each regular meeting of the Board, and furnishes additional reports in connection with the particular meeting at which the Board's formal review of the advisory contracts occurs. In between regularly scheduled meetings, the Board may receive information on particular matters as the need arises. Thus, the Board's evaluation of an advisory contract is informed by reports covering such matters as: the Adviser's investment philosophy, personnel, and processes; the Portfolio's short- and long-term performance (in absolute terms as well as in relationship to its particular investment program and certain competitor or "peer group" Portfolios), and comments on the reasons for performance; the Portfolio's expenses (including the advisory fee itself and the overall expense structure of the Portfolio, both in absolute terms and relative to similar and/or competing Portfolios, with due regard for contractual or voluntary expense limitations); the use and allocation of brokerage commissions derived from trading the Portfolio's portfolio securities; the nature and extent of the advisory and other services provided to the Portfolio by the Adviser and its affiliates; compliance and audit reports concerning the Federated Portfolios and the Federated companies that service them; and relevant developments in the mutual Portfolio industry and how the Federated Portfolios and/or Federated are responding to them.

The Board also receives financial information about Federated, including reports on the compensation and benefits Federated derives from its relationships with the Federated Portfolios. These reports cover not only the fees under the advisory contracts, but also fees received by Federated's subsidiaries for providing other services to the Federated Portfolios under separate contracts (e.g., for serving as the Federated Portfolios' administrator). The reports also discuss any indirect benefit Federated may derive from its receipt of research services from brokers who execute Federated Portfolio trades.

The Board bases its decision to approve an advisory contract on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. Not all of the factors and considerations identified above are relevant to every Federated Portfolio, nor does the Board consider any one of them to be determinative. Because the totality of circumstances includes considering the relationship of each Federated Portfolio, the Board does not approach consideration of every Federated Portfolio's advisory contract as if that were the only Federated Portfolio.

SERVICES AGREEMENT

Federated Advisory Services Company, an affiliate of the Adviser, provides certain support services to the Adviser. The fee for these services is paid by the Adviser and not by the Portfolio.

CODE OF ETHICS RESTRICTIONS ON PERSONAL TRADING

As required by SEC rules, the Portfolio, its Adviser and its placement agent have adopted codes of ethics. These codes govern securities trading activities of investment personnel, Portfolio Trustees, and certain other employees. Although they do permit these people to trade in securities, including those that the Portfolio could buy, as well as Shares of the Portfolio, they also contain significant safeguards designed to protect the Portfolio and its shareholders from abuses in this area, such as requirements to obtain prior approval for, and to report, particular transactions.

VOTING PROXIES ON PORTFOLIO SECURITIES

The Board has delegated to the Adviser authority to vote proxies on the securities held in the Portfolio's portfolio. The Board has also approved the Adviser's policies and procedures for voting the proxies, which are described below.

Proxy Voting Policies
The Adviser's general policy is to cast proxy votes in favor of proposals that the Adviser anticipates will enhance the long-term value of the securities being voted. Generally, this will mean voting for proposals that the Adviser believes will: improve the management of a company; increase the rights or preferences of the voted securities; and/or increase the chance that a premium offer would be made for the company or for the voted securities.

The following examples illustrate how these general policies may apply to proposals submitted by a company's board of directors. However, whether the Adviser supports or opposes a proposal will always depend on the specific circumstances described in the proxy statement and other available information.

On matters of corporate governance, generally the Adviser will vote for proposals to: require independent tabulation of proxies and/or confidential voting by shareholders; reorganize in another jurisdiction (unless it would reduce the rights or preferences of the securities being voted); and repeal a shareholder rights plan (also known as a "poison pill"). The Adviser will generally vote against the adoption of such a plan (unless the plan is designed to facilitate, rather than prevent, unsolicited offers for the company).

On matters of capital structure, generally the Adviser will vote: against proposals to authorize or issue shares that are senior in priority or voting rights to the securities being voted; for proposals to grant preemptive rights to the securities being voted; and against proposals to eliminate such preemptive rights.

On matters relating to management compensation, generally the Adviser will vote: for stock incentive plans that align the recipients' interests with the interests of shareholders without creating undue dilution; and against proposals that would permit the amendment or replacement of outstanding stock incentives with new stock incentives having more favorable terms.

On matters relating to corporate transactions, the Adviser will vote proxies relating to proposed mergers, capital reorganizations, and similar transactions in accordance with the general policy, based upon its analysis of the proposed transaction. The Adviser will vote proxies in contested elections of directors in accordance with the general policy, based upon its analysis of the opposing slates and their respective proposed business strategies. Some transactions may also involve proposed changes to the company's corporate governance, capital structure or management compensation. The Adviser will vote on such changes based on its evaluation of the proposed transaction or contested election. In these circumstances, the Adviser may vote in a manner contrary to the general practice for similar proposals made outside the context of such a proposed transaction or change in the board. For example, if the Adviser decides to vote against a proposed transaction, it may vote for anti-takeover measures reasonably designed to prevent the transaction, even though the Adviser typically votes against such measures in other contexts.
The Adviser generally votes against proposals submitted by shareholders without the favorable recommendation of a company's board. The Adviser believes that a company's board should manage its business and policies, and that shareholders who seek specific changes should strive to convince the board of their merits or seek direct representation on the board.

In addition, the Adviser will not vote if it determines that the consequences or costs outweigh the potential benefit of voting. For example, if a foreign market requires shareholders casting proxies to retain the voted shares until the meeting date (thereby rendering the shares "illiquid" for some period of time), the Adviser will not vote proxies for such shares.

Proxy Voting Procedures
The Adviser has established a Proxy Voting Committee (Proxy Committee), to exercise all voting discretion granted to the Adviser by the Board in accordance with the proxy voting policies. The Adviser has hired Investor Responsibility Research Center (IRRC) to obtain, vote, and record proxies in accordance with the Proxy Committee's directions. The Proxy Committee directs IRRC by means of Proxy Voting Guidelines, and IRRC may vote any proxy as directed in the Proxy Voting Guidelines without further direction from the Proxy Committee (and may make any determinations required to implement the Proxy Voting Guidelines). However, if the Proxy Voting Guidelines require case-by-case direction for a proposal, IRRC will provide the Proxy Committee with all information that it has obtained regarding the proposal and the Proxy Committee will provide specific direction to IRRC. The Adviser's proxy voting procedures generally permit the Proxy Committee to amend the Proxy Voting Guidelines, or override the directions provided in such Guidelines, whenever necessary to comply with the proxy voting policies.

Conflicts of Interest
The Adviser has adopted procedures to address situations where a matter on which a proxy is sought may present a potential conflict between the interests of the Portfolio (and its shareholders) and those of the Adviser or placement agent. This may occur where a significant business relationship exists between the Adviser (or its affiliates) and a company involved with a proxy vote. A company that is a proponent, opponent, or the subject of a proxy vote, and which to the knowledge of the Proxy Committee has this type of significant business relationship, is referred to as an "Interested Company."

The Adviser has implemented the following procedures in order to avoid concerns that the conflicting interests of the Adviser have influenced proxy votes. Any employee of the Adviser who is contacted by an Interested Company regarding proxies to be voted by the Adviser must refer the Interested Company to a member of the Proxy Committee, and must inform the Interested Company that the Proxy Committee has exclusive authority to determine how the Adviser will vote. Any Proxy Committee member contacted by an Interested Company must report it to the full Proxy Committee and provide a written summary of the communication. Under no circumstances will the Proxy Committee or any member of the Proxy Committee make a commitment to an Interested Company regarding the voting of proxies or disclose to an Interested Company how the Proxy Committee has directed such proxies to be voted. If the Proxy Voting Guidelines already provide specific direction on the proposal in question, the Proxy Committee shall not alter or amend such directions. If the Proxy Voting Guidelines require the Proxy Committee to provide further direction, the Proxy Committee shall do so in accordance with the proxy voting policies, without regard for the interests of the Adviser with respect to the Interested Company. If the Proxy Committee provides any direction as to the voting of proxies relating to a proposal affecting an Interested Company, it must disclose to the Portfolio's Board information regarding: the significant business relationship; any material communication with the Interested Company; the matter(s) voted on; and how, and why, the Adviser voted as it did.

If the Portfolio holds shares of another investment company for which the Adviser (or an affiliate) acts as an investment adviser, the Proxy Committee will vote the Portfolio's proxies in the same proportion as the votes cast by shareholders who are not clients of the Adviser at any shareholders' meeting called by such investment company, unless otherwise directed by the Board.

Proxy Voting Report
A report on "Form N-PX" of how the Portfolio voted any proxies during the most recent 12-month period ended June 30 is available from the EDGAR database on the SEC's website at www.sec.gov.

PORTFOLIO HOLDINGS INFORMATION

The Portfolio's Annual and Semi-Annual Reports, which contain complete listings of the Portfolio's holdings as of the end of the Portfolio's second and forth fiscal quarters, and its Quarterly Reports on Form N-Q, which contain complete listings of the Portfolio's holdings as of the end of its first and third fiscal quarters, may be accessed on the SEC's website at www.sec.gov. Annual and Semi-Annual Reports are filed within 70 days, and Quarterly Reports on Form N-Q are filed within 60 days, after the end of the fiscal quarter.

The disclosure policy of the Portfolio and the Adviser prohibits the disclosure of portfolio holdings information to any investor or intermediary before the same information is made available to other investors. Employees of the Adviser or its affiliates who have access to nonpublic information concerning the Portfolio's holdings are prohibited from trading securities on the basis of this information. Such persons must report all personal securities trades and obtain pre-clearance for all personal securities trades other than mutual Portfolio shares.

Firms that provide administrative, custody, financial, accounting, legal or other services to the Portfolio may receive nonpublic information about Portfolio holdings for purposes relating to their services. The Portfolio may also provide portfolio holdings information to publications that rate, rank or otherwise categorize investment companies and to commodities exchange clearing corporations in connection with qualifying the Portfolio's Shares for use as margin collateral. Traders or portfolio managers may provide "interest" lists to facilitate portfolio trading if the list reflects only that subset of the portfolio for which the trader or portfolio manager is seeking market interest. A list of service providers, publications and other third parties who may receive nonpublic portfolio holdings information appears in the Appendix to this Part B.

The furnishing of nonpublic portfolio holdings information to any third party (other than authorized governmental or regulatory personnel) requires the prior approval of the President of the Adviser and of the Chief Compliance Officer of the Portfolio. The President of the Adviser and the Chief Compliance Officer will approve the furnishing of nonpublic portfolio holdings information to a third party only if they consider the furnishing of such information to be in the best interests of the Portfolio and its shareholders. In that regard, and to address possible conflicts between the interests of Portfolio shareholders and those of the Adviser and its affiliates, the following procedures apply. No consideration may be received by the Portfolio, the Adviser, any affiliate of the Adviser or any of their employees in connection with the disclosure of portfolio holdings information. Before information is furnished, the third party must sign a written agreement that it will safeguard the confidentiality of the information, will use it only for the purposes for which it is furnished and will not use it in connection with the trading of any security. Persons approved to receive nonpublic portfolio holdings information will receive it as often as necessary for the purpose for which it is provided. Such information may be furnished as frequently as daily and often with no time lag between the date of the information and the date it is furnished. The Board receives and reviews annually a list of the persons who receive nonpublic portfolio holdings information and the purposes for which it is furnished.
Brokerage Allocation and Other Practices

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Adviser looks for prompt execution of the order at a favorable price. The Adviser will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. In selecting among firms believed to meet these criteria, the Adviser may give consideration to those firms which have sold or are selling Shares of the Fund and other funds distributed by the Distributor and its affiliates. The Adviser makes decisions on portfolio transactions and selects brokers and dealers subject to review by the Fund's Board.

Investment decisions for the Fund are made independently from those of other accounts managed by the Adviser. When the Fund and one or more of those accounts invests in, or disposes of, the same security, available investments or opportunities for sales will be allocated among the Fund and the account(s) in a manner believed by the Adviser to be equitable. While the coordination and ability to participate in volume transactions may benefit the Fund, it is possible that this procedure could adversely impact the price paid or received and/or the position obtained or disposed of by the Fund.

PRINCIPAL UNDERWRITER
The Portfolio's placement agent is Federated Securities Corp., located at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

ADMINISTRATOR
Federated Administrative Services (FAS), a subsidiary of Federated, provides administrative personnel and services (including certain legal and financial reporting services) necessary to operate the Portfolio. FAS provides these at the following annual rate of the average aggregate daily net assets of all Federated Funds as specified below:

                                       Average Aggregate Daily
Maximum Administrative                 Net Assets of the Federated
Fee                                    Portfolios
0.150 of 1%                            on the first $5 billion
0.125 of 1%                            on the next $5 billion
0.100 of 1%                            on the next $10 billion
0.075 of 1%                            on assets over $20 billion

------------------------------------------------------------------------------

The administrative fee received during any fiscal year shall be at least $150,000 per portfolio. FAS may voluntarily waive a portion of its fee and may reimburse the Portfolio for expenses.

FAS also provides certain accounting and recordkeeping services with respect to the Portfolio's portfolio investments for a fee based on Portfolio assets plus out-of-pocket expenses.

CUSTODIAN
State Street Bank and Trust Company, Boston, Massachusetts, is custodian for the securities and cash of the Portfolio.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
State Street Bank and Trust Company, the Portfolio's registered transfer agent, maintains all necessary shareholder records.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The independent registered public accounting firm for the Portfolio, Ernst & Young LLP, conducts its audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require it to plan and perform its audits to provide reasonable assurance about whether the Portfolio's financial statements and financial highlights are free of material misstatement.
Capital Stock and Other Securities

CAPITAL STOCK

Holders of the Portfolio's Shares of beneficial interest will have equal rights to participate in distributions made by the Portfolio, equal rights to the Portfolio's assets upon dissolution and equal voting rights; the Portfolio does not allow cumulative voting. Investors will have no preemptive or other right to subscribe to any additional shares of beneficial interest or other securities issued by the Trust. Shares may be redeemed at any time at net asset value (NAV) with no charge.

Shareholder Information

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.




Addresses

Federated Government Pool
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Placement Agent
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue,
Pittsburgh, PA 15222-3779

Investment Adviser
Federated Investment Management Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA 15222-3779

Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company
P.O. Box 8600
Boston, MA 02266-8600


Independent Registered Public Accounting Firm
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072












Appendix

The following is a list of persons other than the Adviser and its affiliates that may receive nonpublic portfolio holdings information concerning the
Portfolio:

Custodian
State Street Bank and Trust Company

Securities Lending Agent
HSBC
State Street Bank and Trust Company

Independent Registered Public Accounting Firm
Ernst & Young LLP


Legal Counsel
Dickstein Shapiro Moran & Oshinsky LLP
Reed Smith LLP

Service Providers
Bloomberg
FactSet

Security Pricing Services
Not Applicable


Ratings Agencies
Standard & Poor's


Performance Reporting/Publications
iMoneyNet, Inc.
Lipper, Inc.
Morningstar, Inc.
NASDAQ
Value Line
Wiesenberger/Thomson Financial

Other
Investment Company Institute













Cusip 31409N309
33501 (8/05)







PART C.     OTHER INFORMATION.

Item 23.    Exhibits:
            --------

            (a)   (i)         Conformed copy of Declaration of Trust
                              of the Registrant; (1)
                  (ii)        Conformed copies of Amendment Nos. 1, 2
                              and 3 to the Declaration of Trust of the
                              Registrant; (6)
            (b)   (i)         Copy of By-Laws of the Registrant; (1)
                  (ii)        Copies of Amendment Nos. 1, 2, 3 and 4 to the
                              By-Laws of the Registrant;(6)
(iii) Copy of Amendment No. 5 to the By-Laws of the Registrant; (7)
(iv)  Copy of Amendment No. 6 to the By-Laws of the Registrant (8)
            (c)               Not applicable;
            (d)   (i)         Conformed copy of Investment Advisory
                              Contract of the Registrant with Exhibits
                              A & B attached thereto; (4)
                  (ii)        Assignment of Registrant's Investment
                              Advisory Contract to Federated
                              Investment Management Company; (4)
                  (iii)       Conformed copy of Amendment to the
                              Investment Advisory Contract of the
                              Registrant; (6)
            (e)   (i)         Conformed copy of Exclusive Placement
                              Agent Agreement of High Yield Bond
                              Portfolio; (2)
                  (ii)        Conformed copy of Amendment to Exclusive
                              Placement Agent Agreement of the
                              Registrant, on behalf of High Yield Bond
                              Portfolio; (6)
                  (iii)       Conformed copy of Exclusive Placement
                              Agent Agreement of Federated Mortgage
                              Core Portfolio; (4)
                  (iv)        Conformed copy of Amendment to the
                              Exclusive Placement Agent Agreement of
                              the Registrant, on behalf of Federated
                              Mortgage Core Portfolio;(6)
            (f)               Not applicable;
            (g)   (i)         Conformed copy of Custodian Agreement
                              and Custodian Fee Schedule of the
                              Registrant; (1)
                  (ii)        Conformed copy of Amendment to the
                              Custodian Agreement of the Registrant;
                              (6)
            (h)   (i)         The Registrant hereby incorporates by
                              reference the conformed copy of the
                              Agreement for Administrative Services,
                              with Exhibit 1 and Amendments 1 and 2
                              attached, between Federated
                              Administrative Services and the
                              Registrant from Item 23(h)(iv)of the
                              Federated Total Return Series, Inc.
                              Registration Statement on Form N-1A,
                              filed with the Commission on November
                              29, 2004.  (File Nos. 33-50773 and
                              811-7115);
                  (ii)        The Registrant hereby incorporates the
                              conformed copy of the Second Amended and
                              Restated Services Agreement, with
                              attached Schedule 1 revised 6/30/04,
                              from Item (h)(vii) of the Cash Trust
                              Series,  Inc. Registration Statement on
                              Form N-1A, filed with the Commission on
                              July 29, 2004. (File Nos. 33-29838 and
                              811-5843)
                  (iii)       The Registrant hereby incorporates the
                              conformed copy of the Financial
                              Administration and Accounting Services
                              Agreement, with attached Exhibit A
                              revised 6/30/04, from Item (h)(viii) of
                              the Cash Trust Series, Inc. Registration
                              Statement on Form N-1A, filed with the
                              Commission on July 29, 2004. (File Nos.
                              33-29838 and 811-5843)
                  (iv)        The Registrant hereby incorporates the
                              conformed copy of Transfer Agency and
                              Service Agreement between the Federated
                              Funds and State Street Bank and Trust
                              Company from Item 23 (h)(ix) of the
                              Federated Total Return Government Bond
                              Fund Registration Statement on Form
                              N-1A, filed with the Commission on April
                              28, 2005.  (File Nos. 33-60411 and
                              811-07309);
                  (v)         The Registrant hereby incorporates by
                              reference the conformed copy of
                              Amendment No. 3 to the Agreement for
                              Administrative Services between
                              Federated Administrative Services
                              Company and the Registrant dated June 1,
                              2005, form Item 23 (h)(ii) of the Cash
                              Trust Series, Inc.  Registration
                              Statement on Form N-1A, filed with the
                              Commission on July 27, 2005.  (File Nos.
                              33-29838 and 811-58543);
            (i)               Not applicable;
            (j)               Not applicable;
            (k)               Not applicable;
            (l)               Form of Written Assurances from Initial
                              Shareholders; (2)
            (m)               Not applicable;
            (n)               Not applicable;
            (o)   (i)         Conformed Copy of Power of Attorney;(5)
                  (ii)        Conformed Copy of Limited Power of
                              Attorney; (3)
                  (iii)       Schedule 1 to Limited Power of Attorney.
                              (4)
            (p)               (i) The Registrant hereby incorporates
                              the copy of the Code of Ethics for
                              Access Persons from Item 23(p) of the
                              Money Market Obligations Trust
                              Registration Statement on Form N-1A
                              filed with the Commission on February
                              26, 2004. (File Nos. 33-31602 and
                              811-5950);
                              (ii) The Registrant hereby incorporates
                              the conformed copy of the Federated
                              Investors, Inc. Code of Ethics for
                              Access Persons, effective 1/1/2005, from
                              Item 23(p) of the Money Market
                              Obligations Trust Registration Statement on Form N-1A, filed with the Commission on February 25, 2005. (File Nos.
                              33-31602 and 811-5950)

+     All Exhibits have been filed electronically.

1. Response is incorporated by reference to Registrant's Initial Registration Statement on Form N-1A filed December 30, 1997
      (File No. 811-08519).
2.    Response is incorporated by reference to Registrant's Amendment
      No. 1 on Form N-1A filed January 30, 1998 (File No. 811-08519).
3.    Response is incorporated by reference to Registrant's Amendment
      No. 3 on Form N-1A filed April 16, 1999 (File No. 811-08519).
4.    Response is incorporated by reference to Registrant's Amendment
      No. 5 on Form N-1A filed November 22, 1999 (File No. 811-08519).
5. Response is incorporated by reference to Registrant's Amendment No. 6 on Form N-1A filed February 29, 2000 (File No. 811-08519).
6. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 27, 2003 (File No. 811-08519).
7. Response is incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed February 26, 2004 (File No. 811-08519).
8. Response is incorporated by reference to Registrant's Amendment No. 12 on Form N-1A filed April 29, 2005 (File No. 811-08519).



Item 24.    Persons Controlled by or Under Common Control with
            ---------------------------------------------------
            Registrant:
            ----------

            None

Item 25.    Indemnification:  (1)
            ---------------

Item 26.    Business and Other Connections of Investment Adviser:
            ----------------------------------------------------

            For a description of the other business of the investment adviser, see the section entitled "Who Manages the Fund?" in Part
            A. The affiliations with the Registrant of two of the Trustees and two of the Officers of the investment adviser are included in Part B of this Registration Statement under "Who Manages and Provides Services to the Fund?" The remaining Trustees of the investment adviser and, in parentheses, their principal occupations are: Thomas R. Donahue, (Chief Financial Officer, Federated Investors, Inc.), 1001 Liberty Avenue, Pittsburgh, PA, 15222-3779 and Mark D. Olson (a principal of the firm, Mark D. Olson & Company, L.L.C. and Partner, Wilson, Halbrook & Bayard, P.A.), 800 Delaware Avenue, P.O. Box 2305, Wilmington, DE 19899-2305.

The remaining Officers of the investment adviser are:

President/ Chief Executive Officer
and Trustee:                                    Keith M. Schappert

Vice Chairman:                                  William D. Dawson, III

Senior Vice Presidents:                         J. Scott Albrecht
                                                Joseph M. Balestrino
                                                Jonathan C. Conley
                                                Deborah A. Cunningham
                                                Mark E. Durbiano
                                                Donald T. Ellenberger
                                                Susan R. Hill
                                                Robert M. Kowit
                                                Jeffrey A. Kozemchak
                                                Susan M. Nason
                                                Mary Jo Ochson
                                                Robert J. Ostrowski
                                                Richard Tito

Vice Presidents:                                Todd A. Abraham
                                                Randall S. Bauer
                                                Nancy J.Belz
                                                G. Andrew Bonnewell
                                                Lee R. Cunningham, II
                                                B. Anthony Delserone,Jr.
Eamonn G. Folan
                                                Richard J. Gallo
                                                John T. Gentry
                                                Patricia L. Heagy
                                                William R. Jamison
                                                Nathan H. Kehm
                                                John C. Kerber
                                                J. Andrew Kirschler
                                                Marian R. Marinack
                                                Kevin McCloskey
                                                Natalie F. Metz
                                                Thomas J. Mitchell
                                                Joseph M. Natoli
                                                Mary Kay Pavuk
                                                Jeffrey A. Petro
                                                Ihab L. Salib
                                                Roberto Sanchez-Dahl, Sr.
                                                John Sidawi
                                                Michael W. Sirianni, Jr.
                                                Christopher Smith
                                                Timothy G. Trebilcock
                                                Paolo H. Valle
                                                Stephen J. Wagner
                                                Paige M. Wilhelm
                                                George B. Wright

Assistant Vice Presidents:                      Lori Andrews
                                                Hanan Callas
                                                Jerome Conner
                                                James R. Crea, Jr.
                                                Karol M. Crummie
                                                Richard Cumberledge
                                                Kathyrn P. Glass
                                                James Grant
                                                Chungwai Hsia
                                                Tracey L. Lusk
                                                Ann Manley
                                                Karl Mocharko
                                                Gene Neavin
                                                Bob Nolte
                                                Liam O'Connell
                                                Rae Ann Rice
                                                Brian Ruffner
                                                Kyle D. Stewart
                                                Mary Ellen Tesla
                                                Nichlas S. Tripodes
                                                Mark Weiss

Secretary:                                      G. Andrew Bonnewell

Treasurer:                                      Thomas R. Donahue


Assistant Treasurer:                            Denis McAuley, III


            The business address of each of the Officers of the investment adviser is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779. These individuals are also officers of a majority of the investment advisers to the investment companies in the Federated Fund Complex described in Part B of this Registration Statement.


Item 27.    Principal Underwriters:

            (a) Federated Securities Corp. the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies, including the Registrant:

                  Cash Trust Series, Inc.; Cash Trust Series II; Edward Jones Money Market Fund; Federated Adjustable Rate Securities Fund; Federated American Leaders Fund, Inc.; Federated Core Trust; Federated Core Trust II, L.P.; Federated Equity Funds; Federated Equity Income Fund, Inc.; Federated Fixed Income Securities, Inc.; Federated GNMA Trust; Federated Government Income Securities, Inc.; Federated High Income Bond Fund, Inc.; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Insurance Series; Federated International Series, Inc.; Federated Investment Series Funds, Inc.; Federated Limited Duration Government Fund, Inc.; Federated Managed Allocation Portfolios; Federated Municipal Opportunities Fund, Inc.; Federated Municipal Securities Fund, Inc.; Federated Municipal Securities Income Trust; Federated Premier Intermediate Municipal Income Fund; Federated Premier Municipal Income Fund; Federated Short-Term Municipal Trust; Federated Stock and Bond Fund, Inc.; Federated Stock Trust; Federated Total Return Government Bond Fund; Federated Total Return Series, Inc.; Federated U.S. Government Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; Federated U.S. Government Securities Fund: 2-5 Years; Federated World Investment Series, Inc.; Intermediate Municipal Trust; Money Market Obligations Trust; MTB Group of Funds; Regions Morgan Keegan Select Funds and SouthTrust Funds.


         (b)

         (1)                        (2)                        (3)
Positions and Offices                                 Positions and Offices
  With Distributor                  Name                 With Registrant
---------------------         -----------------       ----------------------

Chairman:                     Richard B. Fisher       Vice President

Director:                     Arthur L. Cherry

President-Institutional
Sales and Director:           John B. Fisher

Executive Vice
Vice President, Assistant
Secretary and Director:       Thomas R. Donahue

President-Broker/Dealer
And Director:                 James F. Getz

Senior Vice Presidents:       Mark W. Bloss
                              Richard W. Boyd
                              Laura M. Deger
                              Peter W. Eisenbrandt
                              Theodore Fadool, Jr.
                              Christopher Fives
                              James S. Hamilton
                              James M. Heaton
                              H. Joseph Kennedy
                              Amy Michaliszyn
                              Keith Nixon
                              Solon A. Person, IV
                              Ronald M. Petnuch
                              Thomas E. Territ
                              Robert F. Tousignant

Vice Presidents:              Irving Anderson
                              John B. Bohnet
                              Edward R. Bozek
                              Jane E. Broeren-Lambesis
                              Craig Burness
                              David J. Callahan
                              Mark Carroll
                              Dan Casey
                              Scott Charlton
                              Steven R. Cohen
                              Mary J. Combs
                              R. Edmond Connell, Jr.
                              Kevin J. Crenny
                              Daniel T. Culbertson
                              G. Michael Cullen
                              Marc C. Danile
                              Rick A. DiBernardo
                              Robert J. Deuberry
                              Ron Dorman
                              William C. Doyle
                              Donald C. Edwards
                              Lee England
                              Timothy Franklin
                              Peter J. Germain
                              Joseph D. Gibbons
                              G. Tad Gullickson
                              Scott Gundersen
                              Dayna C. Haferkamp
                              Raymond J. Hanley
                              Vincent L. Harper, Jr.
                              Bruce E. Hastings
Vice Presidents:              Teresa M. Johnson
                              Christopher L. Johnston
                              Stephen Kittel
                              Michael W. Koenig
                              Ed Koontz
                              Christopher A. Layton
                              Michael H. Liss
                              Michael R. Manning
                              Martin J. McCaffrey
                              Mary A. McCaffrey
                              Richard C. Mihm
                              Vincent T. Morrow
                              Alec H. Neilly
                              Rebecca Nelson
                              James E. Ostrowski
                              Thomas A. Peter III
                              Raleigh Peters
                              Robert F. Phillips
                              Richard A. Recker
                              Christopher Renwick
                              Brian S. Ronayne
                              Timothy A. Rosewicz
                              Thomas S. Schinabeck
                              Edward J. Segura
                              Peter Siconolfi
                              Edward L. Smith
                              David W. Spears
                              John A. Staley
                              Colin B. Starks
                              Jeffrey A. Stewart
                              Kevin Stutz
                              William C. Tustin
                              Paul A. Uhlman
                              G. Walter Whalen
                              Stephen White
                              Patrick M. Wiethorn
                              Edward J. Wojnarowski
                              Michael P. Wolff


Assistant Vice Presidents:    Lisa A. Toma
                              Robert W. Bauman
                              Charles L. Davis, Jr.
                              Beth C. Dell
                              John T. Glickson
                              William Rose

Treasurer:                    Denis McAuley, III

Secretary:                    Stephen A. Keen

Assistant Secretaries:        Thomas R. Donahue
                              Peter J. Germain

The business address of each of the Officers of Federated Securities Corp. is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779.

         (c)     Not applicable


Item 28.    Location of Accounts and Records:
            --------------------------------

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Registrant                          Reed Smith LLP
                                    Investment Management Group (IMG)
                                    Federated Investors Tower
                                    12th Floor
                                    1001 Liberty Avenue
                                    Pittsburgh, PA 15222-3779

(Notices should be sent to the Agent for Service at above address)

                                    Federated Investors Funds
                                    5800 Corporate Drive
                                    Pittsburgh, PA  15237-7000

Federated Administrative Services   Federated Investors Tower
("Administrator")                   1001 Liberty Avenue
                                    Pittsburgh, PA  15222-3779

Federated Investment Management     Federated Investors Tower
Company ("Adviser")                 1001 Liberty Avenue
                                    Pittsburgh, PA  15222-3779

State Street Bank and Trust Company P.O. Box 8600
("Custodian, Transfer Agent         Boston, MA 02266-8600
and Dividend Disbursing
Agent ")

Item 29.    Management Services:
            -------------------

Not applicable.

Item 30.    Undertakings:
            -----------

            Registrant hereby undertakes to comply with the provisions of Section 16(c) of the 1940 Act with respect to the removal of Trustees and the calling of special shareholder meetings by shareholders.


                               SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Federated Core Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 25th day of August 2005.

                          FEDERATED CORE TRUST

                        BY: /s/ Kary A. Moore
                        Kary A. Moore, Assistant Secretary
                        August 25, 2005